UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐ Soliciting Material Pursuant to §240.14a-12
AMR Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 18, 2008

Dear Stockholder,

You are cordially invited to attend the annual meeting of stockholders of AMR Corporation. Our meeting will be held at the American Airlines Training & Conference Center in Fort Worth, Texas, on Wednesday, May 21, 2008, at 8:00 a.m., Central Daylight Saving Time.

In the following pages, you will find the official Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, enclosed is our 2007 Annual Report to Stockholders. The proxy materials describe the formal business to be transacted at the annual meeting, which includes a report on the operations of the company. Directors and officers of the company will be present to answer questions that you and other stockholders may have.

Your vote is important. Please read the attached Proxy Statement carefully and submit your proxy as soon as possible. You have a choice of submitting your proxy by using the Internet, by telephone, or by completing and returning by mail the enclosed proxy card or voting instruction form.

The Board of Directors and management look forward to seeing you at our annual meeting on Wednesday, May 21, 2008.

Sincerely,

Gerard J. Arpey
Chairman, President
and Chief Executive Officer

Important notice regarding the availability of proxy materials for the annual meeting to be held on May 21, 2008. Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2007 Annual Report to Stockholders are also available at our website located at www.aa.com/investorrelations.

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

2008 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, May 21, 2008

TIME	Registration Begins: 7:15 a.m., Central Daylight Saving Time Meeting Begins: 8:00 a.m., Central Daylight Saving Time

PLACE	American Airlines Training & Conference Center Flagship Auditorium 4501 Highway 360 South Fort Worth, Texas 76155

ITEMS OF BUSINESS	(1) to elect thirteen directors;
(2) to ratify the selection by the Audit Committee of Ernst & Young LLP as our independent auditors for the year ending December 31, 2008;
(3) to consider four stockholder proposals; and
(4) to transact such other matters as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE	You are entitled to vote at the annual meeting only if you were a stockholder of record at the close of business on Monday, March 24, 2008.

FINANCIAL STATEMENTS	Audited financial statements for the year ended December 31, 2007 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in our Annual Report on Form 10-K, which is contained in the 2007 Annual Report to Stockholders included in this mailing.

ANNUAL MEETING ADMISSION	To attend the annual meeting, you must have an admission ticket (printed on, or included with, the proxy card or voting instruction form) or other proof of beneficial ownership of AMR Corporation shares as of March 24, 2008 that is acceptable to us (such as a statement from your broker reflecting your stock ownership as of March 24, 2008). We may ask each stockholder to present valid governmentally-issued picture identification, such as a driver’s license or passport. For security reasons, all bags are subject to search, and all persons who attend the meeting may be subject to a metal detector and/or a hand wand search. The use of cameras or other recording devices at the annual meeting is prohibited. If you do not have valid picture identification and either an admission ticket or appropriate documentation verifying that you owned our stock on March 24, 2008, or you do not comply with our security measures, you will not be admitted to the annual meeting.

VOTING BY PROXY	Your vote is important. Please vote by using the Internet, by telephone, or by signing and returning the enclosed proxy card or voting instruction form as soon as possible to ensure your representation at the annual meeting. The proxy card or voting instruction form contains instructions for each of these voting options.

By Order of the Board of Directors,

Kenneth W. Wimberly
Corporate Secretary

April 18, 2008

i

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

PROXY STATEMENT

Annual Meeting of Stockholders
May 21, 2008

We are mailing this Proxy Statement and the form of proxy to stockholders on or around April 18, 2008 in connection with a solicitation of proxies by the Board of Directors of AMR Corporation (the “Company,” “we” or “us”) for use at the annual meeting of stockholders that we are holding on May 21, 2008. This Proxy Statement also includes information regarding our wholly-owned and principal subsidiary, American Airlines, Inc. The annual meeting of stockholders will be held at the American Airlines Training & Conference Center, Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 21, 2008, at 8:00 a.m., Central Daylight Saving Time. You can find a map of the area and directions to the American Airlines Training & Conference Center on the back cover of this Proxy Statement and on the admission ticket. The physical address of our principal executive offices is AMR Corporation, 4333 Amon Carter Boulevard, MD 5675, Fort Worth, Texas 76155. Our mailing address is set forth above.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2008. Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2007 Annual Report to Stockholders are available on our website located at www.aa.com/investorrelations.

As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock registrar and transfer agent, you can choose to receive and access future annual meeting materials electronically by going to American Stock Transfer & Trust Company’s website (www.amstock.com) and clicking on “Shareholder Services” or by following the instructions provided when voting via the Internet.

If you hold your shares of our stock in a brokerage account or through some other third party in street name, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to receive and view future annual meeting materials over the Internet.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

The purpose of the annual meeting of stockholders is to allow you to vote upon matters, which we outline in this Proxy Statement. These matters include (a) election of directors, (b) ratification of the Audit Committee’s selection of our independent auditors for 2008, and (c) consideration of four stockholder proposals. In addition, management will report on our performance during 2007.

Where is the annual meeting?

The annual meeting of stockholders will be held at the American Airlines Training & Conference Center, Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 21, 2008, at 8:00 a.m. (Central Daylight Saving Time). You can find a map of the area and directions on the back cover of this Proxy Statement and on the admission ticket.

Who can attend the annual meeting?

Stockholders of record as of the close of business on March 24, 2008, or their duly appointed proxies, may attend the annual meeting. The Flagship Auditorium (which is the site of the annual meeting) can accommodate 275 people. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 7:15 a.m. (Central Daylight Saving Time), on May 21, 2008, in the reception area outside the Flagship Auditorium. The doors to the Flagship Auditorium will open at 7:45 a.m. (Central Daylight Saving Time).

If you plan to attend the annual meeting, you must have an admission ticket. We have included this ticket on the proxy card or with the voting instruction form. If you do not have an admission ticket, you will need to bring other proof of beneficial ownership of our stock as of March 24, 2008 that is acceptable to us, such as a copy of a statement from your broker reflecting your stock ownership. In addition, we may ask stockholders for valid governmentally-issued picture identification, such as a driver’s license or passport. For security reasons, all bags are subject to search, and all persons who attend the annual meeting may be subject to a metal detector and/or a hand wand search. The use of cameras or other recording devices at the annual meeting is prohibited. If you do not have valid picture identification and either an admission ticket or appropriate documentation verifying that you owned our stock on March 24, 2008, or you do not comply with our security measures, you will not be admitted to the annual meeting. All stockholders will be required to check-in at the registration desk.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of at least one-third of the issued and outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. We will count abstentions and broker non-votes as present for determining whether a quorum exists. If a quorum is not present in person or represented by proxies at the annual meeting, the holders of shares entitled to vote at the annual meeting who are present in person or represented by proxies will have the power to adjourn the annual meeting from time to time until a quorum is present in person or represented by proxies. At any such adjourned and reconvened meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record with respect to those shares. If you are a stockholder of record, we have sent the proxy statement, annual report and proxy card directly to you. If you hold your shares in a stock brokerage account or your shares are held by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement, annual report and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing or by following their instructions for voting by telephone or the Internet.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on March 24, 2008 are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting. If you were a stockholder of record on March 24, 2008, you will be entitled to vote all of the shares that you held on that date at the annual meeting or any postponements or adjournments of the meeting. If your shares are held in street name, you may vote your shares in person at the annual meeting only if you obtain a legal proxy from the broker or nominee that held your shares on March 24, 2008. On March 24, 2008, we had 249,440,697 shares of common stock outstanding. Each stockholder of record on March 24, 2008 will be entitled to one vote in person or by proxy for each share of stock held.

If you are an employee/participant holding shares of our common stock as an investment option under the $uper $aver 401(k) Plan, you will receive one proxy card for all the shares that you own through the $uper $aver 401(k) Plan. The proxy card will serve as your voting instructions for the investment manager of the $uper $aver

401(k) Plan (Bank of America, National Association, successor to United States Trust Company, National Association). To allow sufficient time for the investment manager to vote your $uper $aver 401(k) Plan shares, the investment manager must receive your voting instructions by May 16, 2008. The number of shares you are eligible to vote is based on your unit balance in the $uper $aver 401(k) Plan on March 24, 2008. If the investment manager does not receive your instructions by that date, it will vote your $uper $aver 401(k) Plan shares in the same proportion as shares for which instructions were received from other employee/participants in the $uper $aver 401(k) Plan. As of March 24, 2008, the $uper $aver 401(k) Plan held an aggregate 628,427 shares of our common stock on behalf of employees/participants.

Please note that having unexercised stock options, in and of itself, is not sufficient to entitle the holder of such options to vote at or attend the annual meeting. You must be a stockholder of record or a street name holder at the close of business on March 24, 2008 to vote the shares of common stock you held on that date at the annual meeting.

How do I vote before the annual meeting?

Stockholders of record on March 24, 2008 may vote before the annual meeting, as explained in the detailed instructions on the proxy card or voting instruction form. In summary, you may vote before the annual meeting by any one of the following methods:

•	By Internet. If you are a record holder, you can vote on the Internet at the website address shown on the proxy card. The Internet voting procedure allows you to authenticate your identity and vote your shares. In addition, it will confirm that we have properly recorded your instructions. If you hold your shares in street name, the availability of Internet voting will depend on the voting process of your bank or broker. Please follow the Internet voting instructions found on the voting instruction form you receive from your bank or broker. If you elect to vote using the Internet, you may incur telecommunication and/or Internet access charges for which you are responsible.

•	By telephone. If you are a record holder, you can vote by telephone using the telephone number shown on the proxy card. The telephone voting procedure allows you to authenticate your identity and vote your shares. In addition, it will confirm that we have properly recorded your instructions. If you hold your shares in street name, the availability of telephone voting will depend on the voting process of your bank or broker. Please follow the telephone voting instructions found on the voting instruction form you receive from your bank or broker.

•	By mail. If you are a record holder, you can vote by mail by completing, signing and returning the enclosed proxy card in the postage paid envelope provided. The proxies will vote your shares in accordance with your directions provided on the card. If you hold your shares in street name, please follow the mail voting instructions found on the voting instruction form you receive from your bank or broker.

When will Internet and telephone voting facilities close?

For stockholders of record, the Internet voting facilities will close at 11:59 p.m. (Central Daylight Saving Time) on May 20, 2008 and the telephone voting facilities will be available until the annual meeting begins at 8:00 a.m. (Central Daylight Saving Time) on May 21, 2008. If your shares are held in street name, please refer to the information provided by your bank, broker or nominee for information on when voting will end.

Can I change my vote after I have voted?

Yes. If you are a record holder on March 24, 2008, you may change your vote or revoke your proxy at any time before the annual meeting begins by filing a notice of revocation and a properly executed, later-dated proxy with our Corporate Secretary. Whether you are a record holder or hold your shares in street name, you may also change your vote or revoke your proxy by attending and voting your shares at the annual meeting, subject to requirements for attending and voting at the annual meeting.

How are votes counted?

With respect to the election of directors (proposal 1), you may either vote “FOR” all or less than all of the nominated directors or your vote may be “WITHHELD” as to one or more of them. Stockholders elect the nominated directors by a plurality of the votes cast at the annual meeting. This means that the stockholders will elect the thirteen persons receiving the highest number of “FOR” votes at the annual meeting. See “Majority Voting,” on page 8 of this Proxy Statement, for further details regarding the election of directors.

With respect to proposals 2, 3, 4, 5 and 6, a majority of the votes cast at the annual meeting is required for approval. With respect to these five proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN”, it will not have an effect on the approval of these five proposals.

If you are a record holder, you may vote your shares in person at the annual meeting, through the mail, by telephone or over the Internet, each as described on the proxy card (see also “How do I vote before the annual meeting?” for more information). If you sign your proxy card and provide no further instructions, the proxies will vote your shares “FOR” proposals 1 (as to all nominated directors) and 2; and “AGAINST” proposals 3, 4, 5 and 6. With respect to any additional matters that properly come before the annual meeting, the vote will be determined by our proxies, Gerard J. Arpey, David L. Boren and Ann M. Korologos, each with full power to act without the others and with full power of substitution, to vote in their discretion.

If you hold your shares in street name, follow the instructions on the voting instruction form you receive from your broker (see also “How do I vote before the annual meeting?” for more information).

With respect to any additional matters that properly come before the annual meeting, the vote will be determined in the discretion of our proxies.

Please note that the election of directors and the ratification of appointment of our independent auditors (proposals 1 and 2, respectively) are discretionary items under the voting procedures of the New York Stock Exchange (“NYSE”). Member brokers of the NYSE who do not receive voting instructions from the beneficial owners may vote such shares in their discretion with respect to these two proposals. Proposals 3, 4, 5 and 6 are non-discretionary items and NYSE member brokers do not have discretion to vote on these proposals. If you do not submit voting instructions and if your broker does not have discretion to vote your shares on a proposal (a broker non-vote), we will not count your shares in determining the outcome of the vote on proposals 3, 4, 5 and 6. If you hold your shares in street name, you may vote your shares in person at the annual meeting only if you obtain a legal proxy from the broker or nominee that held your shares on March 24, 2008.

What are the Board of Directors’ recommendations?

The Board of Directors’ recommendations are included with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	FOR the election of the nominated slate of directors (proposal 1);

•	FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent auditors for 2008 (proposal 2); and

•	AGAINST approval of stockholder proposals 3, 4, 5 and 6.

What happens if additional matters are presented at the annual meeting?

Other than the six proposals described in this Proxy Statement, we are not aware of any other business to be presented at the annual meeting. If you sign and return the proxy card or the voting instruction form, our proxies will have discretion to vote your shares on any additional matters presented at the annual meeting. If for any reason any director nominee cannot stand for election at the annual meeting, our proxies will vote your shares for a substitute nominee, if any, that the Board of Directors may nominate. We note that our bylaws provide that any stockholder wishing to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials and nominations for directors, must have notified the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the annual meeting.

Who will bear the cost of soliciting proxies for the annual meeting?

We will pay the cost of this solicitation. In addition to using regular mail, we may use directors, officers, employees or agents of us or our subsidiaries to solicit proxies, in person or by telephone, facsimile, e-mail or other means of electronic communication. We will also request brokers or nominees who hold common stock in their names to forward proxy materials to the beneficial owners of such stock at our expense. To aid in the solicitation of proxies, we have retained D.F. King & Co., Inc., a firm of professional proxy solicitors, at an estimated fee of $10,000, plus reimbursement of normal expenses.

When and where can I find the voting results of the annual meeting?

We intend to post the official voting results of the annual meeting to the Investor Relations section of our website (www.aa.com/investorrelations) as soon as possible. In addition, the official results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors proposes that stockholders elect at the annual meeting the following thirteen director candidates, all of whom currently serve as our directors, to serve until the next annual meeting. Each of the nominees for election as a director has indicated that he or she will serve if elected by the stockholders and has furnished the following information to us with respect to his or her principal occupation or employment and business directorships as of March 24, 2008.

Unless otherwise indicated, all proxy cards and voting instruction forms that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee is not available for election because of unforeseen circumstances, the proxies designated by the Board of Directors intend to vote for the election of a substitute nominee, if any, that the Board of Directors may nominate. Although we will attempt to provide advance notice of such a substitute nominee, we may be unable to do so in certain circumstances.

NOMINEES FOR ELECTION AS DIRECTORS

Gerard J. Arpey (Age 49)
First elected a director in 2003

Chairman, President and Chief Executive Officer of AMR Corporation and American Airlines, Inc., Fort Worth, Texas, since May 2004; air transportation. Previously, Mr. Arpey held the following positions with AMR Corporation and with American Airlines: President and Chief Executive Officer from April 2003 to May 2004; President and Chief Operating Officer from April 2002 to April 2003; Executive Vice President Operations from January 2000 to April 2002; and Senior Vice President Finance and Planning and Chief Financial Officer from March 1995 to January 2000.

John W. Bachmann (Age 69)
First elected a director in 2001

Senior Partner, Edward Jones, St. Louis, Missouri, since 2004, and Managing Partner from 1980 to January 2004; financial services. Mr. Bachmann began his career at Edward Jones in 1959. He is also a director of the Monsanto Company.

David L. Boren (Age 66)
First elected a director in 1994

President, The University of Oklahoma, Norman, Oklahoma, since 1994; educational institution. From 1979 through 1994, Mr. Boren was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma. He is also a director of Hiland Partners, LP, Texas Instruments Incorporated and Torchmark Corporation.

Armando M. Codina (Age 61)
First elected a director in 1995

President and Chief Executive Officer, Flagler Development Group, Inc., Coral Gables, Florida, since 2006; commercial real estate and railroad businesses. From 1979 to April 2006, Mr. Codina served as Chairman and Chief Executive Officer of Codina Group, Inc. until its merger with Flagler Development Group in 2006. He is also a director of General Motors Corporation, Merrill Lynch & Co., Inc. and The Home Depot, Inc.

Rajat K. Gupta (Age 59)
First elected a director in 2008

Senior Partner Emeritus, McKinsey & Company, Stamford, Connecticut, since 2007; management consulting services. Mr. Gupta served as McKinsey & Company’s Senior Partner from 2003 until his retirement and as Worldwide Managing Director from 1994 until 2003. Prior to that, he held a variety of positions at McKinsey & Company since 1973. Mr. Gupta is also a director of Genpact Limited, Goldman Sachs Group, Inc. and The Procter & Gamble Company.

Alberto Ibargüen (Age 64)
First elected a director in 2008

President and Chief Executive Officer of the John S. and James L. Knight Foundation, Miami, Florida, since 2005; non-profit foundation dedicated to promoting journalism and community development. Mr. Ibargüen previously served as Chairman of Miami Herald Publishing Co. from 1998 to 2005, a Knight Ridder subsidiary, and as publisher of The Miami Herald and of El Nuevo Herald. Mr. Ibargüen is also a director of PepsiCo, Inc.

Ann M. Korologos (Age 66)
First elected a director in 1990

Chairman, RAND Corporation Board of Trustees, Santa Monica, California, since 2004; international public policy research organization. Mrs. Korologos has held positions with The Aspen Institute from 1993 to present and served as Senior Advisor for Benedetto, Gartland & Company from 1996 to 2005. Previously, she served as United States Secretary of Labor from 1987 to 1989. Mrs. Korologos is also a director of Harman International Industries, Incorporated, Host Hotels & Resorts, Inc., Vulcan Materials Company and Kellogg Company.

Michael A. Miles (Age 68)
First elected a director in 2000

Mr. Miles is a Special Limited Partner of Forstmann Little & Co., New York, New York, and a member of its Advisory Board since 1995; investment banking. Previously, he was Chairman and Chief Executive Officer of Philip Morris Companies Inc. from 1991 until his retirement in 1994. Mr. Miles is also a director of Citadel Broadcasting Corporation, Time Warner Inc. and Dell Inc.

Philip J. Purcell (Age 64)
First elected a director in 2000

President, Continental Investors, LLC, Chicago, Illinois, since 2006; private investment services. He served as Chairman and Chief Executive Officer of Morgan Stanley from 1997 until his retirement in 2005. Mr. Purcell became President and Chief Operating Officer of Dean Witter in 1982, and was Chairman and Chief Executive Officer of Dean Witter Discover & Co. from 1986 until it acquired Morgan Stanley in 1997.

Ray M. Robinson (Age 60)
First elected a director in 2005

Chairman of Citizens Trust Bank, Atlanta, Georgia, since 2003; banking. Mr. Robinson has been Vice Chairman of the East Lake Community Foundation since November 2003, and is President Emeritus of the East Lake Golf Club. He served AT&T Corporation as its President of the Southern Region from 1996 to May 2003 and as its Vice President, Corporation Relations from 1994 to 1996. Mr. Robinson is also a director of Aaron Rents, Inc., Acuity Brands, Inc., Avnet, Inc. and ChoicePoint Inc.

Dr. Judith Rodin (Age 63)
First elected a director in 1997

President, The Rockefeller Foundation, New York, New York, since 2005; private philanthropic institution. From 1994 to 2004, Dr. Rodin was the President of the University of Pennsylvania. Dr. Rodin is also a director of Citigroup Inc. and Comcast Corporation.

Matthew K. Rose (Age 48)
First elected a director in 2004

Chairman, President and Chief Executive Officer, Burlington Northern Santa Fe Corporation, Fort Worth, Texas, since 2002; rail transportation. Previously, Mr. Rose held the following positions at Burlington Northern Santa Fe Corporation or its predecessors: President and Chief Executive Officer from December 2000 to March 2002; President and Chief Operating Officer from June 1999 to December 2000; and Senior Vice President and Chief Operations Officer from August 1997 to June 1999. He is also a director of Centex Corporation.

Roger T. Staubach (Age 66)
First elected a director in 2001

Executive Chairman, The Staubach Company, Addison, Texas, since 2007; global commercial real estate strategy and services firm. Previously, he served as Chairman and Chief Executive Officer from 1982 to 2007. After graduating from the United States Naval Academy in 1965, Mr. Staubach served four years as an officer in the U.S. Navy. He played professional football from 1969 to 1979 with the Dallas Cowboys. Mr. Staubach is also a director of Cinemark Holdings, Inc.

A plurality of the votes cast is necessary for the election of each director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Majority Voting

In 2006, the Board of Directors revised the Board of Directors Governance Policies so that any nominee for director who receives a greater number of votes “WITHHELD” than votes “FOR” in an uncontested election will be required to tender his or her resignation promptly to the Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee will consider our best interests and the best interests of the stockholders and recommend to a special committee of independent directors of the Board of Directors whether to accept the tendered resignation or to take some other action. This special committee of the Board of Directors will be composed of only those independent directors who did not receive a majority of withheld votes and will consider the Nominating/Corporate Governance Committee’s recommendation. Within 90 days following the uncontested election, this special committee will determine whether to accept the tendered resignation or take some other action. Thereafter, we will publicly disclose the special committee’s decision.

If one or more members of the Nominating/Corporate Governance Committee receive a majority of withheld votes, then the Board of Directors will create a special committee of independent directors who did not receive a majority of withheld votes to consider the resignation offers of all directors receiving a majority of withheld votes. The special committee of the Board of Directors will determine whether to accept the tendered resignation or to take some other action and promptly disclose their decision. Any director who receives a majority of withheld votes and tenders his or her resignation will not participate in the committee determination. However, if there are three or fewer independent directors who did not receive a majority of withheld votes in the same election, then all independent directors may participate in the committee action regarding whether to accept the resignation or take some other action. The foregoing is a summary of the director resignation procedure. The entire procedure is set forth in Section 18 of the Board of Directors Governance Policies, which are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Corporate Governance” link. The Board of Directors Governance Policies are also available free of charge in print to any stockholder who sends a request to the Corporate Secretary at the address on page 65 of this Proxy Statement.

Stockholder Right to Call a Special Meeting

In April 2008, the Board of Directors amended our bylaws to add a provision giving stockholders the ability to call a special meeting. Specifically, the Board of Directors amended our bylaws to provide that a special meeting of stockholders shall be called, subject to certain advance notice and information requirements, upon receipt of written requests from holders of shares representing at least 25 percent of our outstanding common stock. Under the provision, a special meeting is not required to be called if (a) the request relates solely to a matter or matters not a proper subject for stockholder action under applicable law, (b) the request is received during the period commencing 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders and ending on the date of the next annual meeting, (c) an annual or special meeting at which an identical or substantially similar item or items was presented was held not more than 120 days before the delivery of such request, has been called but not yet held, or will be held within 120 days or (d) the request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. The election of directors shall be deemed substantially similar to all items of business involving the election or removal of directors. Our bylaws also provide that our Board of Directors, Chairman of the Board of Directors or President may call a special meeting of the stockholders. Our bylaws are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Corporate Governance” link. Our bylaws are also available free of charge in print to any stockholder who sends a request to the Corporate Secretary at the address on page 65 of this Proxy Statement.

Number of Board of Directors Meetings; Attendance at Board of Directors, Committee and Annual Meetings

We generally hold eight regular meetings of the Board of Directors per year, and schedule special meetings when required. The Board of Directors held eight regular meetings in 2007, two of which were by telephone conference, and seven special meetings, one of which was by telephone conference. During 2007, each director attended at least 75% of the sum of the total number of meetings of the Board of Directors and each committee of which he or she was a member. We encourage each director to attend the annual meeting. Last year, all directors attended the annual meeting of stockholders.

Self-Assessment

In January of each year, the Board of Directors and its standing committees each conduct a self-assessment of the effectiveness of the Board and each standing committee.

Standards of Business Conduct for Employees and Directors

We have written standards for business conduct that are applicable to all our employees. We designed our Standards of Business Conduct to help employees resolve ethical issues in an increasingly complex business environment. The Standards of Business Conduct apply to all our employees, including without limitation, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and Chief Compliance Officer, the Controller, the Treasurer, the Corporate Secretary and the General Auditor. The Standards of Business Conduct cover several topics including, without limitation, conflicts of interest; full, fair, accurate, timely and understandable disclosure in Securities and Exchange Commission (“SEC”) filings; confidentiality of information and accountability for adherence to the Standards of Business Conduct; prompt internal reporting of violations of the Standards of Business Conduct; and compliance with laws and regulations. A copy of the Standards of Business Conduct is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Standards of Business Conduct” link.

The Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy for the Board of Directors. We designed our Code of Ethics and Conflicts of Interest Policy to, among other things, assist the directors in recognizing and resolving ethical issues and identifying and avoiding conflicts of interest. A copy of the Code of Ethics and Conflicts of Interest Policy is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Corporate Governance” link. We may post amendments to, or waivers of, the provisions of the Standards of Business Conduct and the Code of Ethics and Conflicts of Interest Policy with respect to any director or executive officer on the foregoing website. The Standards of Business Conduct and the Code of Ethics and Conflicts of Interest Policy are available free of charge in print to any stockholder who sends a request to the Corporate Secretary at the address on page 65 of this Proxy Statement.

Executive Sessions and the Lead Director

Non-employee directors meet regularly throughout the year without management. We hold these “executive sessions” at least twice per year in conjunction with the January and July meetings of the Board of Directors. In 2007, the non-employee directors held executive sessions in January, March, April, May, July, September and November. The Board of Directors appoints a Lead Director from among the independent directors to chair these executive sessions. Edward A. Brennan served as Lead Director from May 2004 until his retirement (effective March 31, 2007). Upon the retirement of Mr. Brennan, in March 2007, Mr. Codina was elected as the Lead Director of the Board of Directors (effective April 1, 2007). The Lead Director has frequent contact with Mr. Arpey and the other members of our senior management throughout the year. The Lead Director or the Chairman of the Nominating/Corporate Governance Committee may schedule executive sessions. In addition, such sessions may be scheduled at the request of the Board of Directors.

The Lead Director, among other things:

•	leads the Board of Directors’ process for evaluating the performance of the Chief Executive Officer;

•	presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors unless the directors decide that, due to the subject matter of the session, another independent director should preside;

•	serves as a liaison between the Chairman of the Board and the independent directors;

•	generally approves meeting agendas and information, as well as other items; and

•	has the authority to call meetings of the independent directors.

Evaluation of the Chief Executive Officer

Each year, the Lead Director leads the independent directors in an executive session to assess the Chief Executive Officer’s performance. The results of this review are discussed with the Chief Executive Officer.

Continuing Education

We encourage and afford our directors the opportunity to attend seminars, conferences and external director education programs relating to, among other things, board governance practices and the functioning of the Board of Directors’ principal committees. We also conduct a comprehensive orientation process for new directors. In addition, directors receive ongoing continuing education through educational sessions at meetings and periodic mailings between meetings. We hold periodic, mandatory training sessions for the Audit Committee and invite the other directors and executive officers to these sessions. We reimburse the directors for any costs associated with these seminars and conferences, including related travel expenses.

Director Access to Management and Independent Advisers

Independent directors have direct access to members of management whenever they deem it necessary. In accordance with NYSE listing standards, each of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee has the authority to retain its own independent advisers at our expense. The independent directors and the Diversity Committee are also free to retain their own independent advisers at any time and at our expense.

Contacting the Board of Directors

The Board of Directors has approved procedures to facilitate communications between the directors and employees, stockholders and other interested third parties. Pursuant to these procedures, a person who desires to contact the Lead Director, a standing committee of the Board of Directors, the Board of Directors as a whole or any individual director may do so in writing to the following address:

AMR Corporation
The Board of Directors
P.O. Box 619616, MD 5675
Dallas/Fort Worth International Airport, Texas 75261-9616

These procedures are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Corporate Governance” link.

Upon receipt of any communication to the Board of Directors, we will distribute the communication to the Lead Director, to another director or to an executive officer as appropriate, in each case depending on the facts and circumstances outlined in the communication. For example, a letter concerning a stockholder nominee would be sent to the Chairman of the Nominating/Corporate Governance Committee; a complaint regarding accounting or internal accounting controls would be forwarded to the Chairman of the Audit Committee and the General Auditor; and a complaint regarding passenger service would be sent to the executive officer responsible for customer service. The Corporate Secretary and the Nominating/Corporate Governance Committee periodically review (at least quarterly) data about the number and types of stockholder communications received; the nature of the communications; to whom the communication was directed; the number of responses sent; and, as applicable, the ultimate disposition of any communication. The Board of Directors has approved this process.

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation, Diversity and Nominating/Corporate Governance committees. All members of the Audit Committee are independent in accordance with the listing standards of the NYSE, the requirements of the SEC, and the Board of Directors’ independence criteria. In addition, all members of the Compensation Committee, the Diversity Committee and the Nominating/Corporate Governance Committee are independent in accordance with the NYSE listing standards and our independence criteria. No member of the Audit Committee, the Compensation Committee, the Diversity Committee or the Nominating/Corporate Governance Committee is a current or former employee or officer of us or any of our affiliates. The committees on which the members of the Board of Directors (other than Mr. Arpey) serve as of April 1, 2008 are identified below.

	Audit	Compensation	Diversity	Nominating/Corporate
Director	Committee	Committee	Committee	Governance Committee

John W. Bachmann	✓(Chair)		✓

David L. Boren		✓		✓

Armando M. Codina				✓(Chair)

Rajat K. Gupta	✓

Alberto Ibargüen	✓

Ann M. Korologos			✓

Michael A. Miles		✓(Chair)

Philip J. Purcell		✓	✓

Ray M. Robinson	✓			✓

Judith Rodin		✓	✓

Matthew K. Rose	✓

Roger T. Staubach			✓(Chair)

Number of Committee Meetings in 2007:	9	7	6	6

Each of the Audit, Compensation, Diversity and Nominating/Corporate Governance Committees has a charter that details the committee’s responsibilities. The charters for all the standing committees of the Board of Directors are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Corporate Governance” link. The charters are also available in print and free of charge to any stockholder who sends a written request to the Corporate Secretary at the address on page 65 of this Proxy Statement.

Nominating/Corporate Governance Committee Matters

Functions

The functions of the Nominating/Corporate Governance Committee include:

•	Establishing and implementing appropriate processes for the Board of Directors and the standing committees of the Board of Directors;

•	Recommending candidates for officer positions and, along with the Chief Executive Officer, reviewing our succession planning;

•	Proposing a slate of directors for election by the stockholders at the annual meeting;

•	Nominating candidates to fill any vacancies on the Board of Directors;

•	Determining the optimal size of the Board of Directors;

•	Reviewing and setting the compensation of directors;

•	Considering the qualifications of stockholder and self-nominated director nominees in accordance with pre-established guidelines;

•	Developing and reviewing the Board of Directors Governance Policies;

•	Monitoring and reviewing succession planning for the Chief Executive Officer;

•	Reviewing any proposed changes to our Certificate of Incorporation, bylaws and the charters of the standing committees;

•	Reviewing stockholder proposals for the annual meeting and our responses thereto;

•	Reviewing transactions with related persons; and

•	Determining director independence under applicable rules and the Board of Directors Governance Policies.

Director Nominees

As noted above, the Nominating/Corporate Governance Committee is responsible for recommending director nominees for election to the Board of Directors. To fulfill this role, the Nominating/Corporate Governance Committee annually reviews the optimal size of the Board of Directors and its composition to determine the qualifications and areas of expertise needed to enhance the composition of the Board of Directors. To be considered, a candidate must:

•	have unquestioned integrity;

•	have a well established record in business, finance, government relations, academics or the sciences;

•	have the ability to devote substantial time to the Board of Directors and at least one of the standing committees of the Board of Directors; and

•	contribute to the diversity, in the broadest sense, of the Board of Directors.

Among other things, when assessing a candidate’s qualifications (including a self-nominee or a candidate nominated by a stockholder), the Nominating/Corporate Governance Committee considers:

•	the number of other boards on which the candidate serves, including public and private company boards as well as not-for-profit boards;

•	other business and professional commitments of the candidate;

•	the Board of Directors’ need at that time for directors having certain skills and experience;

•	the potential for any conflicts between our interests and the interests of the candidate;

•	the candidate’s ability to fulfill the independence standards required of directors;

•	the candidate’s ability to add value to the work of the standing committees of the Board of Directors; and

•	the diversity, in the broadest sense, of the directors then comprising the Board of Directors.

In addition, all directors are expected to exercise their best business judgment when acting on our behalf; to represent the interests of all of our stockholders; to act ethically at all times; and to adhere to the ethical standards applicable to the directors (see “Standards of Business Conduct for Employees and Directors,” on page 9 of this Proxy Statement, for further details regarding our standards of conduct).

The Nominating/Corporate Governance Committee considers all of these factors when determining whether to recommend a candidate for a director position. In 2007, the Nominating/Corporate Governance Committee retained RSR Partners, formerly the Directorship Search Group, to assist it in locating candidates for the Board of Directors following Mr. Brennan’s retirement. RSR Partners identified Mr. Gupta as a potential candidate, and Mr. Gupta was ultimately recommended to the Board of Directors by the Nominating/Corporate Governance Committee and elected by the Board in January 2008. We anticipate that RSR Partners will continue to assist us in identifying or evaluating potential nominees, as necessary. Also in 2007, Mr. Codina introduced Mr. Ibargüen to us. He was recommended to the Board of Directors by the Nominating/Corporate Governance Committee and elected by the Board in January 2008.

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider stockholder nominees for election to the Board of Directors at an annual meeting or in the event a vacancy exists on the Board of Directors. In 2007, no individuals self-nominated themselves for election to the Board of Directors. See “Other Information,” beginning on page 64 of this Proxy Statement, for further details regarding submitting nominations for director positions.

Director Independence; Board of Directors Governance Policies

The Board of Directors has approved the Board of Directors Governance Policies (the “Governance Policies”), which govern certain of the Board of Directors’ procedures and protocols. The Governance Policies are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Corporate Governance” link. The Governance Policies are also available free of charge in print to any stockholder who sends a written request to the Corporate Secretary at the address on page 65 of this Proxy Statement.

Among other things, the Governance Policies establish the standards to determine the independence of the directors. In general, the Governance Policies provide that a director is independent if the director has no direct or indirect material relationship with us. A relationship is “material” if it would interfere with the director’s independent judgment. To assist the Nominating/Corporate Governance Committee in determining whether a relationship is material, the Board of Directors has established guidelines in the Governance Policies. In general, the guidelines provide that a director is not independent if, within certain time parameters:

•	We have employed the director or an immediate family member of the director as an officer;

•	The director has been affiliated with our independent auditor or if an immediate family member of the director has been so affiliated;

•	The director was employed by a company when one or more of our executive officers served on that company’s compensation committee;

•	An immediate family member of the director was an officer of a company at a time when one or more of our executive officers served on that company’s compensation committee;

•	The director or an immediate family member of the director is an executive officer of, or otherwise affiliated with, a non-profit organization to which we make payments in excess of $100,000;

•	The director received compensation from us for service as a director other than retainers, fees, reimbursements and perquisites; or

•	The director is an executive officer of a company that we do business with and to which we make, or from which we receive, payments in excess of $1,000,000 or 2% of the other company’s consolidated gross annual revenues, whichever is greater.

This is only a summary of the Board of Directors’ independence guidelines, which also incorporate any additional requirements of the SEC and the NYSE. A complete list of the guidelines and principles are set forth in the Governance Policies.

In order to determine each director’s independence, the Nominating/Corporate Governance Committee reviews transactions between us or our subsidiaries and companies that employ one of our directors (or one of his or her immediate family members). For example, we have entered into corporate travel agreements with certain companies at which some of our independent directors also serve as officers or employees. These companies, along with the director and their position at such company, are Edward Jones (John W. Bachmann, senior partner); University of Oklahoma (David L. Boren, President); The Rockefeller Foundation (Dr. Judith Rodin, President); Burlington Northern Santa Fe Corporation (Matthew K. Rose, Chairman, President and CEO); and The Staubach Company (Roger T. Staubach, Executive Chairman). Pursuant to these agreements, American Airlines and/or American Eagle provide air transportation to those companies. We believe that the terms of these agreements are at least as favorable to us as those that might be achieved with an unaffiliated third party. The Nominating/Corporate Governance Committee also considered certain transactions with Earl G. Graves, Ltd. described in “Transactions with Related Persons” below. Mr. Graves, who retired from the Board of Directors on March 31, 2008, is the chairman of Earl G. Graves, Ltd. The Nominating/Corporate Governance Committee determined that such arrangements do not affect the independence of Messrs. Bachmann, Boren, Rose, and Staubach, and Dr. Rodin and that such transactions did not affect the independence of Mr. Graves when he was a director. In making these determinations, the Nominating/Corporate Governance Committee considered that the payments made by each participating company were less than the greater of $1 million or 2% of the other company’s consolidated gross revenues in each of the last three years.

Pursuant to the Governance Policies, the Nominating/Corporate Governance Committee has determined, and the Board of Directors has agreed, that Mrs. Korologos, Dr. Rodin and Messrs. Bachmann, Boren, Codina, Gupta, Ibargüen, Miles, Purcell, Robinson, Rose and Staubach are all independent in accordance with the Governance Policies. In addition, the Nominating/Corporate Governance Committee has previously determined, and the Board of Directors agreed, that Messrs. Brennan and Graves, both of whom have retired from the Board of Directors, were independent in accordance with the Governance Policies during their terms. Since Mr. Arpey is one of our employees, he is not independent.

Transactions with Related Persons

In addition to the independence requirements of the Governance Policies and the obligations of the directors under our Code of Ethics and Conflicts of Interest Policy described on page 9 of this Proxy Statement, the Board of Directors has adopted a written policy with respect to the review, approval or ratification of related party transactions. Our policy defines related party transactions generally as transactions in excess of $120,000 involving us or our subsidiaries in which any of (a) our directors or nominees for director, (b) our executive officers, (c) persons owning five percent or more of our outstanding stock at the time of the transaction, or (d) the immediate family members of our directors, nominees for director, executive officers, or five percent stockholders, has a direct or indirect material interest. In addition, the Board of Directors has determined that certain interests and transactions are by their nature not material and are not subject to the policy.

The policy requires that the Nominating/Corporate Governance Committee, with the assistance of our General Counsel and/or Corporate Secretary, review and approve related party transactions. In its review of a proposed related party transaction, the Nominating/Corporate Governance Committee considers, among other factors: (a) whether the terms of the proposed transaction are at least as favorable as those that might be achieved with an unaffiliated third party; (b) the size of the transaction and the amount of consideration payable to or receivable by a related party; (c) the nature of the interest of the related party; and (d) whether the transaction may involve a conflict of interest.

During 2007, American Airlines advertised in, and sponsored events hosted by, Black Enterprise magazine. Mr. Graves, who was a member of our Board of Directors until March 31, 2008, is the Chairman of Earl G. Graves, Ltd., which publishes that magazine. During 2007, the payments made to Earl G. Graves, Ltd. and its affiliates totaled approximately $414,000. The Nominating/Corporate Governance Committee reviewed and ratified these transactions under our Related Party Transaction Policy, as well as under the Board of Directors’ independence guidelines and Code of Ethics and Conflicts of Interest Policy described above.

Audit Committee Matters

Functions

The functions of the Audit Committee include:

•	Selecting, retaining, compensating and overseeing our independent auditors;

•	Approving in advance the services rendered by, and the fees paid to, our independent auditors;

•	Monitoring compliance with our Standards of Business Conduct;

•	Periodically reviewing the organization and structure of our Internal Audit department;

•	Reviewing:

o	the scope and results of the annual audit, including our independent auditors’ assessment of internal controls

o	quarterly financial information with representatives of management and the independent auditors

o	our consolidated financial statements

o	the scope of non-audit services provided by our independent auditors

o	our periodic filings (Forms 10-K and 10-Q) filed with the SEC, including the section regarding Management’s Discussion and Analysis of Financial Condition and Results of Operations

o	our risk management policies

o	other aspects of our relationship with our independent auditors, including a letter on the independence of our auditors; and

•	Establishing procedures to deal with complaints or concerns regarding accounting or auditing matters.

During 2007, the Audit Committee met nine times. The Audit Committee reviewed, among other things, the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; periodic filings on Form 10-K and Form 10-Q; the qualifications and independence of Ernst & Young LLP; the performance of our internal audit function; the status of the internal controls audit required by Section 404 of the Sarbanes-Oxley Act of 2002; the performance of the independent auditors; and other significant financial matters.

Each member of the Audit Committee satisfies the definition of “independent director” as established in the NYSE listing standards and the rules and regulations of the SEC. Also, each member of the Audit Committee fulfills the independence standards established under the Governance Policies and has been determined to be financially literate. The Board of Directors has concluded that Mr. Bachmann qualifies as an audit committee financial expert under SEC rules and regulations and has the requisite financial management expertise as specified under the NYSE listing standards. The Board believes that other members of the committee may also meet these qualifications.

Audit Committee Report

Throughout 2007, the Audit Committee met and held discussions with our management, as well as with Ernst & Young. Several of the discussions between the Audit Committee and Ernst & Young were in private, with no members of our management present. The Audit Committee also met privately (with no other members of our management present) with our General Auditor several times during 2007. Among other things, the Audit Committee reviewed and discussed our audited consolidated financial statements with management, our General Auditor, and Ernst & Young during these meetings.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Ernst & Young the firm’s independence.

In reliance upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Subject to stockholder approval at the 2008 annual meeting, the Audit Committee has also selected Ernst & Young as our independent auditors for 2008 (see proposal 2).

Audit Committee of AMR Corporation:

John W. Bachmann, Chairman
Rajat K. Gupta
Alberto Ibargüen
Ray M. Robinson
Matthew K. Rose

Independent Auditor’s Fees

The following table reflects the aggregate fees paid to Ernst & Young for audit services rendered in connection with the consolidated financial statements, reports for fiscal years 2007 and 2006, and for other services rendered during fiscal years 2007 and 2006 on our behalf and on behalf of our subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

	(amounts in thousands)
	2007	2006

Audit Fees	$2,489	$2,578
Audit-Related Fees	890	982
Tax Fees	74	35
All Other Fees	0	0

Total Fees	$3,453	$3,595

Audit Fees:  Consists of fees billed for professional services rendered for (a) the audit of our consolidated financial statements; (b) the audit of internal controls over financial reporting; (c) the review of the interim condensed consolidated financial statements included in quarterly reports; (d) services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and (e) consultations concerning financial accounting and reporting standards.

Audit-Related Fees:  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include (a) employee benefit plan audits; (b) auditing work on proposed transactions; (c) attest services that are not required by statute or regulation; and (d) consultations concerning financial accounting and reporting standards that do not impact the annual audit.

Tax Fees:  Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance; assistance with tax audits and appeals; expatriate tax services; and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

All Other Fees:  There were no fees for other services not included above.

In selecting Ernst & Young as our independent auditors for the fiscal year ending December 31, 2008, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young are compatible with maintaining the firm’s independence.

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young, including audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. Pursuant to this delegation, the Chairman of the Audit Committee must report any pre-approval decision by him to the Audit Committee at its first meeting following his pre-approval. The Audit Committee pre-approved all such audit and permissible non-audit services in 2007 and 2006 in accordance with these procedures.

Diversity Committee Matters

Functions

The functions of the Diversity Committee include:

•	Providing oversight, counsel and guidance to senior management at American Airlines, our other subsidiaries and the Board of Directors on issues related to diversity and inclusion, including:

o	Equal employment opportunity policies

o	Hiring practices

o	Employee retention issues

o	Corporate procurement decisions, including our Supplier Diversity Program

o	Work environment;

•	Monitoring and overseeing the development and implementation of diversity policies, programs and procedures to ensure that they are appropriate to, and assist in the fulfillment of, our responsibilities to our internal and external minority constituencies; and

•	Exploring a wide spectrum of our operations to assist us in promoting our diversity efforts.

Compensation Committee Matters

Functions

The functions of the Compensation Committee include:

•	Formulating and approving the compensation and benefit programs for our officers and the officers of our subsidiaries;

•	Approving the compensation of our Chief Executive Officer based on an evaluation of his performance;

•	Approving and monitoring our annual incentive program and our stock-based and other compensation programs;

•	Determining performance measures under our various compensation programs;

•	Determining amounts to be paid under our compensation and benefits programs; and

•	Retaining compensation consultants to perform an annual review of executive compensation.

Processes and Procedures

The Compensation Committee acts on behalf of the Board of Directors and has the responsibility for approving the compensation of all of our officers, including the named executive officers. This responsibility includes establishing and implementing our executive compensation objectives, including linking each named executive officer’s compensation to our short-term and long-term strategic, financial and operational goals. The Compensation Committee also determines: (a) the performance measures established for performance-based awards for our officers; and (b) where the performance measures are subjective, the achievement of those performance measures and the amounts payable with respect to those awards. The Compensation Committee reviews and has the authority to adopt employment and change in control agreements with our officers and incentive plans for our officers, including those pertaining to performance shares, deferred shares, stock-settled stock appreciation rights and career performance shares.

The Compensation Committee is responsible for the administration of our executive compensation program. The Compensation Committee delegates authority for the day-to-day administration of our executive compensation program to our Senior Vice President – Human Resources and Human Resources Department, but the Compensation Committee does not delegate compensation determinations for our officers.

The Compensation Committee meets regularly throughout the year to review general compensation issues and to monitor the compensation of our officers. In fulfilling its responsibilities, the Compensation Committee has the authority to retain, and establish the duties and compensation of, external compensation consultants. During 2007, the Compensation Committee retained Hewitt Associates LLC to evaluate the competitiveness and reasonableness of our executive compensation relative to other public corporations employing similar executive talent. The Compensation Committee also engaged Deloitte Consulting LLP to advise the Compensation Committee on the Chief Executive Officer’s compensation package, incentive plan design and other executive compensation matters. Deloitte Consulting and certain of its affiliates and Hewitt Associates have also provided other services to us, such as tax and consulting services; however, the Compensation Committee does not believe that these relationships impair their independence.

With respect to executives other than the Chief Executive Officer, the Compensation Committee makes compensation decisions with, and frequently based upon the recommendation of, the Chief Executive Officer and our Senior Vice President – Human Resources. The Compensation Committee also reviews and considers comparative market data provided by Hewitt Associates. The Compensation Committee makes all determinations with respect to the Chief Executive Officer’s compensation with the assistance, when appropriate, of our Lead Director, Hewitt Associates and Deloitte Consulting.

The Nominating/Corporate Governance Committee is responsible for determining compensation for the Board of Directors. See “Director Compensation,” beginning on page 48 of this Proxy Statement, for further details regarding the Nominating/Corporate Governance Committee’s role in this determination.

The “Compensation Discussion and Analysis” below provides further details regarding our compensation objectives and programs, including information regarding the Compensation Committee’s annual compensation review, the types of compensation awards it uses, and the manner in which the Compensation Committee determines the size and terms of such awards.

Compensation Committee Interlocks and Insider Participation

Dr. Rodin and Messrs. Boren, Codina (until March 2007), Miles and Purcell were the members of the Compensation Committee during 2007. None of the members of the Compensation Committee was at any time during 2007, or at any other time, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of the material elements and objectives of our executive compensation program. We provide information relating to the following, who were our named executive officers in 2007:

Gerard J. Arpey, Chairman, President and Chief Executive Officer of AMR Corporation and American Airlines;

Thomas W. Horton, Executive Vice President – Finance and Planning and Chief Financial Officer of AMR Corporation and American Airlines;

Daniel P. Garton, Executive Vice President – Marketing of AMR Corporation and American Airlines;

Robert W. Reding, Executive Vice President – Operations of AMR Corporation and American Airlines; and

Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer of AMR Corporation and American Airlines.

This discussion should be read in conjunction with “Executive Compensation” beginning on page 30 of this Proxy Statement.

Administration of Executive Compensation Program

The Board of Directors delegates oversight of our executive compensation program to the Compensation Committee, although the Compensation Committee discusses executive compensation matters with the entire Board and shares materials from the Compensation Committee’s meetings with the entire Board of Directors. The Compensation Committee is responsible for establishing our executive compensation objectives, approving the corporate objectives against which the committee measures performance in setting certain elements of our executive compensation packages, and determining the compensation of all of our officers, including the named executive officers. The Compensation Committee meets regularly throughout the year to review general compensation issues. See “Processes and Procedures,” beginning on page 17 of this Proxy Statement, for further details regarding administration of our executive compensation program.

Role of the Compensation Consultants

The Compensation Committee utilizes the advice of two external consultants, Hewitt Associates LLC and Deloitte Consulting LLP. The Compensation Committee retains Hewitt Associates to evaluate the competitiveness and reasonableness of our executive compensation relative to other public corporations employing similar executive talent. The Compensation Committee also engages Deloitte Consulting to advise the Compensation Committee on the Chief Executive Officer’s compensation package, incentive plan design and other executive compensation matters. The compensation consultants meet with the Compensation Committee during its annual review of executive compensation, including in executive session without any members of management present. At the direction of the Compensation Committee, the compensation consultants collaborate with and assist Mr. Arpey and other members of management, including the Senior Vice President of Human Resources, in obtaining information necessary for them to form their recommendations and evaluate management’s recommendations regarding compensation.

Role of the Chief Executive Officer in Setting Compensation

Mr. Arpey regularly attends Compensation Committee meetings, including the committee’s annual review of executive compensation. At these meetings, he provides his perspective on the performance of our officers, including the other named executive officers, and other subjective considerations that may influence the Compensation Committee’s compensation decisions, such as retention and succession planning and critical personnel and business needs. He also presents his views on compensation recommendations for the other named executive officers. The Compensation Committee gives considerable weight to Mr. Arpey’s evaluation of the other named executives officers because he has direct knowledge of each officer’s performance and contributions since they report directly to him. Mr. Arpey does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation, although he discusses his compensation with the Compensation Committee and its consultants.

Process to Determine Compensation

Annually, the Compensation Committee, with the participation of our Lead Director, conducts a comprehensive review of our executive compensation program. The compensation review includes a review of: (a) a report prepared by our Human Resources department evaluating our executive compensation to ensure that we are achieving our compensation objectives and (b) a comprehensive report from Hewitt Associates evaluating the competitiveness of our executive compensation program relative to the programs at companies in a comparator group. Since we compete for our executive talent with companies both within and outside our industry, Hewitt included in the 2007 comparator group six major U.S. airlines, as well as twenty-six other public companies that have certain similar characteristics to us, such as (a) comparable revenue size (with our revenue approximately at the median of the revenues of the companies in the comparator group), (b) operations in multiple locations across the United States, (c) similar labor requirements, (d) headquarters in the Dallas-Fort Worth area, and/or (e) comparable management structures so that job comparisons were meaningful. In addition, at the time of this review and with the participation of our Lead Director, the Compensation Committee evaluates the Chief Executive Officer’s compensation.

For the 2007 compensation review, we reviewed data for a comparator group comprised of the following 32 companies:

3M Company
Alcoa Inc.
The Boeing Company
Burlington Northern Santa Fe Corporation
Caterpillar Inc.
Continental Airlines, Inc.
The Coca Cola Company
Deere & Company
Delta Air Lines, Inc.
FedEx Corporation
General Dynamics Corporation	The Goodyear Tire & Rubber Company
H.J. Heinz Company
Honeywell International, Inc.
J.C. Penney Corporation, Inc.
Johnson Controls, Inc.
Lockheed Martin Corporation
Motorola, Inc.
Northrop Grumman Corporation
Northwest Airlines Corporation
Raytheon Company	Sara Lee Corporation
Southwest Airlines Co.
Target Corporation
Texas Instruments Incorporated
UAL Corporation
United Parcel Service, Inc.
United Technologies Corporation
US Airways Group, Inc.
Weyerhaeuser Company
Whirlpool Corporation
Xerox Corporation

The Compensation Committee reviews data comparing total compensation and each element of compensation provided to our named executive officers to executive compensation at the companies comprising the comparator group. While the Compensation Committee has the ability to exercise discretion with respect to the total compensation provided to our named executive officers and consider other factors, its policy, except as described below, is to establish a compensation package that provides to each such officer total compensation that is approximately equal to the median total compensation of persons holding comparable positions at the companies comprising the comparator group and generally consistent with the compensation provided to our other named executive officers with similar levels of responsibility. The Compensation Committee generally believes that the median reflects competitive market compensation for our named executive officers, and in 2007, the Compensation Committee approved total compensation packages for our named executive officers that generally were consistent with this policy. However, during 2007 and in prior years, Mr. Arpey’s total compensation was below the median of the chief executive officers in the comparator group. While it remains the Compensation Committee’s intent to increase Mr. Arpey’s salary to be closer to the median of chief executives in the comparator group, in light of the industry’s and our current financial situation, the Compensation Committee determined that his total compensation for 2007 should be the same as his 2006 compensation, except for a 1.5% increase to his base salary (that was awarded to all of our employees in 2007) and an increase in the value of his 2007 long-term incentive awards (due to the increased value of our stock at the time of the awards in 2007). In addition, the Compensation Committee determined Mr. Garton’s compensation by comparison to the compensation of persons serving in the role of chief financial officer at the comparator companies. The Compensation Committee made this determination due to Mr. Garton’s (a) contributions and broad skill set, (b) oversight of a large operating group, our flight attendants, in addition to his marketing responsibilities and (c) prior experience as a chief financial officer of a company in the comparator group.

In addition to reviewing competitive market data, the Compensation Committee considered:

•	the need to retain our current named executive officers and motivate them to achieve sustained profitability under our Turnaround Plan described under “Compensation Objectives” below;

•	the absence of short-term incentive awards since 2001 due to the difficulty in achieving the pre-tax earnings margin levels required under our Annual Incentive Plan and its predecessor incentive compensation plan;

•	the fact that for the ten years from 1997 through 2006, only approximately 75% of the total compensation we granted to our named executive officers has been actually realized; and

•	the projections for distributions that may occur in the next two years under our compensation plans.

To better understand the impact of its decisions on the total compensation for our named executive officers, the Compensation Committee also analyzes tally sheets. The tally sheets quantify all material components of compensation for the named executive officers during the preceding five years. These include (a) annual base salary and bonuses, (b) outstanding equity awards and their value, (c) compensation actually realized, (d) retirement benefits, (e) potential termination of employment benefits (or payments), and (f) change in control payments under certain scenarios. Based on its review of the tally sheets and other items described above in 2007, the Compensation Committee concluded that the amounts paid and payable to our named executive officers were reasonable and consistent with our compensation objectives, and the Compensation Committee did not make any material changes to their compensation or our existing programs and policies as a result of such review.

Compensation Objectives

The principal objectives of our executive compensation program are to:

•	create stockholder value by linking our executives’ compensation programs with the interests of our stockholders through stock-based compensation;

•	provide compensation that enables us to attract, motivate, reward and retain talented executives;

•	reward achievement of the strategic goals set forth in our Turnaround Plan (as described below); and

•	adopt a pay for performance approach in which variable or “at risk” compensation comprises a substantial portion of each executive’s compensation.

We believe that our executive compensation program should be considered in the context of the business environment in which we have operated during the last several years. In 2003, we implemented our Turnaround Plan in response to the challenges we faced resulting from the September 11th attacks and the subsequent economic downturn. The plan’s four tenets include: (a) lowering costs; (b) increasing our focus on what customers value; (c) increasing union and employee involvement in our operations; and (d) improving our balance sheet and financial structure.

Evaluation of Corporate Performance

To implement our pay for performance objective, a substantial portion of our executives’ pay is “at risk,” meaning the final amount of compensation actually realized is dependent on the achievement of certain short-term and long-term financial and operating measures and objectives that, if achieved, would contribute to our long-term financial stability and success. The Compensation Committee has determined that the corporate measures described below are critical to our success and has linked our executives’ performance-based compensation to these measures:

Measures Utilized in Connection with Short-Term Incentive Compensation Plans

Pre-Tax Profits—Over the course of its 80+ year history, the airline business has proven to be very cyclical and vulnerable to general economic conditions and various external factors, such as fuel prices and government regulations in recent years. To encourage our executives to strive to generate adequate profit levels, the Compensation Committee has established a short-term incentive program that requires a minimum 5% pre-tax earnings margin in order for bonuses to be paid. Given the environment in which the airline industry has operated since 2001, this minimum level of pre-tax earnings is an extremely challenging hurdle for us to achieve, and we have not made any annual bonus payments to the named executive officers based on this performance measure since 2001.

Customer Service—To reinforce the tenets of the Turnaround Plan, all employees, including the named executive officers, are awarded cash payments under our Annual Incentive Plan if we achieve our target for on-time flight arrivals or customer satisfaction scores. See the discussion regarding the Annual Incentive Plan under “Short-Term Incentive Compensation” beginning on page 23 for more details. Our success under each metric is determined by external reporting agencies and the amount of the awards varies depending on how well we perform relative to other major U.S. airlines. We believe that by focusing all employees on customer satisfaction, we are more likely to achieve positive pre-tax earnings and long-term stockholder value.

Measures Utilized in Connection with Long-Term Incentive Compensation Plans

Stock Price Growth—We believe that consistent execution of our strategy over multi-year periods should lead to an increase in our stock price over time. Stock-settled stock appreciation rights (SSARs) are one way in which we provide our executive officers with a stake in this potential reward. The actual compensation realized from the SSARs is entirely dependent on increases in our stock price after the SSAR grant date. We also grant performance shares and deferred shares that generally vest after three years, the value of which is also dependent on our stock price over time.

Total Shareholder Return—In addition to general growth in our stock price, we believe that it is important for our stock to perform as well as or better than other airlines that we compete against. Thus, distributions under our performance share plans are in part dependent on how well our total shareholder return compares to the total shareholder return of our competitors over three-year measurement periods. The Compensation Committee selected the three-year total shareholder return (“TSR”) measure because it is a market-based metric that directly measures shareholder value creation over the long-term. Use of a relative TSR metric also mitigates the effect of general market or sector performance on our stock price and, by extension, compensation levels for our executive officers.

Corporate Objectives—Prior to 2004, TSR was the sole performance measure used to determine distributions, if any, with respect to performance shares. Since the adoption of our Turnaround Plan in 2003, Mr. Arpey and our Senior Vice President of Human Resources have recommended to the Compensation Committee each year, for the committee’s review and approval, annual corporate objectives tied to our Turnaround Plan. The Compensation Committee and the Board of Directors believe that successful execution of these objectives is important to our financial stability and long-term success. Accordingly, starting with the approval of the 2004/2006 Performance Share Plan in 2004, the Compensation Committee’s determination, in its discretion, of attainment of these objectives has governed one-half of the final distribution of performance shares to our senior executives, including our named executive officers.

In April 2008, however, the Compensation Committee determined that with respect to any performance share awards granted in 2008, the TSR objective should again be the sole performance measure used to determine distributions with respect to such awards. While the Compensation Committee believes that achieving our corporate objectives remains important, it made this policy change in order to more directly align executive compensation with stockholders’ interests. The Compensation Committee also considered that the TSR measure is transparent and not subjective. The Compensation Committee will continue to approve corporate objectives each year, and all performance shares granted in 2006 and 2007 will continue to be subject to the Compensation Committee’s determination of attainment of the corporate objectives.

Primary Components of Compensation

Our executive compensation program principally consists of the following direct compensation components, each of which we describe more fully below and in the accompanying tables and footnotes:

•	Base salary;

•	Short-term incentive compensation;

•	Long-term incentive compensation;

•	Retirement benefits; and

•	Travel privileges and other benefits.

In addition, we provide certain termination benefits to our officers.

We do not have a formal policy for allocating compensation between cash or non-cash elements and short-term or long-term incentives for our named executive officers. Rather, the Compensation Committee determines the appropriate allocation of cash or non-cash elements and short-term or long-term compensation with our compensation objectives and comparative company data in mind. “At risk” compensation is an important element of our compensation program, and represents more than 75% of the named executive officers’ total compensation package. We provide “at risk” compensation primarily through grants of stock-based compensation and participation in compensation plans tied to achieving strategic, financial and operational goals and performance measures.

Base salary and short-term incentives are payable in cash. Base salary is generally designed to comprise 15% of the named executive officers’ total compensation package. Short-term incentive compensation is generally designed to comprise 15% of the named executive officers’ potential annual compensation, although we have not paid annual bonuses to any of our named executives since 2001. Long-term incentive compensation is generally designed to represent 70% of the named executive officers’ potential annual compensation.

Base Salary

The Compensation Committee believes that it is important to pay a base salary to each of our named executive officers to provide them with a secure, known amount of cash compensation during the year. The Compensation Committee considers competitive market compensation and establishes each officer’s base salary close to the median base salary of persons holding comparable positions at the companies comprising our comparator group.

In April 2007, the Compensation Committee approved a uniform 1.5% increase to the named executive officers’ base salaries, which is the same increase to base salaries that all of our U.S.-based employees received in 2007. Except as noted below for Mr. Reding upon his promotion to Executive Vice President – Operations, the Compensation Committee did not approve other increases to base salary for the named executive officers in 2007.

In September 2007, we reorganized our operational functions so that all of our airport service functions became aligned with our flight, maintenance, engineering and technical operation functions under Mr. Reding. Concurrent with this reorganization, the Board of Directors promoted Mr. Reding to Executive Vice President – Operations. After reviewing the increase in his scope of responsibilities and comparative market data, the Compensation Committee determined that the following increases to his compensation were appropriate in order to move his total compensation closer to the median for officers in the comparator group with positions similar to his new position:

•	a 12% increase in his base salary to $522,639;

•	an increase in his short-term incentive compensation target level to 108% of salary, commensurate with the target award level currently in place for our other executive vice presidents; and

•	additional equity awards of 15,000 SSARs, 22,400 performance shares and 3,250 deferred shares. These additional grants, combined with the equity awards given to Mr. Reding during the Compensation Committee’s annual officer compensation review in July 2007, were commensurate with the equity awards granted to our other executive vice presidents during the annual compensation review in July 2007.

Short-Term Incentive Compensation

Annual Incentive Plan.  As part of the Turnaround Plan, we established the Annual Incentive Plan (the “AIP”) to link the interests of our stockholders, customers and employees. All U.S.-based employees, including the named executive officers, participate in the AIP, which provides cash incentive payments upon the achievement of monthly customer service and annual financial goals.

Awards are earned under the customer service component of the AIP if we achieve at least one of two customer service targets relative to our competitors:

•	A top six performance for on-time arrival, as determined by the U.S. Department of Transportation; or

•	A top six performance for customer satisfaction, as determined by Survey America, an independent organization.

The customer service component of the AIP contemplates payments ranging from $25 to $100 per month for each employee, predicated upon our achieving at least one of two customer service targets. In 2007, we paid $50 under the customer service component of the AIP to each eligible employee, including our named executive officers. In January 2008, we made payments of $800 to each eligible employee of American under the customer service component of the AIP, except no such payments were made to our named executive officers or any of our other officers.

Awards are earned under the financial component of the AIP if American Airlines achieves threshold, target or maximum pre-tax earnings margins described in the following table:

		Approximate
		Pre-Tax Earnings
	Pre-Tax	(Based on American Airlines’
Level	Earnings Margin	2007 Revenue)
Threshold	5%	$1.1 Billion
Target	10%	$2.3 Billion
Maximum	15%	$3.4 Billion

The actual dollar amount of a paid award is determined as a percentage of base salary, and the percentage of base salary varies according to the level of responsibility and the pre-tax earnings margin achieved. As part of its annual compensation review in 2007, the Compensation Committee determined the threshold, target and maximum award payout levels under the financial component of the AIP for 2007 for each of the named executive officers by reference to the short-term incentive compensation awards available to persons holding comparable positions at the companies comprising our comparator group. Subject to the maximum awards established for each of the named executive officers, the Compensation Committee has the discretion to adjust the final awards. The percentages of base salary that each of our named executive officers was eligible to receive in 2007 are set forth in “Non-Equity Incentive Plan Awards” on page 33 of this Proxy Statement.

We did not make any payments under the financial component of the AIP for 2007, and because we have not achieved any of the pre-tax earnings margin thresholds, we have not made any short-term incentive compensation payments to our named executive officers under the financial component of the AIP (or its predecessor incentive compensation plan) since March 2001.

The Compensation Committee also has the discretion under the AIP to award limited cash incentive payments to the named executive officers and certain other management employees if we do not meet the payout levels. Under the terms of the AIP, any such discretionary payments can be no more than 20% of the employee’s maximum bonus payable under the AIP. We did not make any such discretionary cash payments or pay any other forms of bonuses to any of the named executive officers in 2007 or in any previous year.

American Airlines also maintains a Profit Sharing Plan for its employees. Under that plan, profit sharing payments are made to eligible employees if our annual pre-tax earnings exceed $500 million. By its terms, our officers (including the named executive officers) and certain other management employees are not eligible to participate in the Profit Sharing Plan. However, under the AIP the Compensation Committee has the discretion to award cash payments to these officers and management employees if the other employees of American Airlines receive profit sharing payments under the Profit Sharing Plan. No such payments were made to any of the named executive officers in 2007 or in any previous year.

Long-Term Incentive Compensation

Long-term compensation is a critical component of the executive compensation program because it is designed to link executive compensation to the interests of our stockholders by motivating executives to increase total stockholder return. We also believe that long-term compensation is an important retention tool.

The Compensation Committee utilizes a variety of equity-based instruments to provide long-term compensation for our named executive officers. We generally grant awards at the time of the Compensation Committee’s annual compensation review, with interim awards made from time to time to new hires or upon increases in responsibilities. In 2007, we granted the following equity-based instruments:

•	performance shares, which are contractual rights to receive shares of our common stock upon the achievement of certain performance measures over a three-year period;

•	SSARs, which are contractual rights to receive shares of our common stock over a ten-year exercise period;

•	deferred shares, which are contractual rights to receive shares of our common stock generally upon the completion of three years of service following the grant date;

•	career performance shares, which are granted only to Mr. Arpey and are contractual rights to receive shares of our common stock upon the achievement of certain financial and operating performance measures over a ten-year period.

Our long-term incentive plans generally allow us to settle these awards in either stock, cash, or a combination of stock and cash.

In determining the types and amounts of the long-term equity awards granted in 2007 to each of our named executive officers, the Compensation Committee targeted the median level of long-term equity awards to persons holding comparable positions at the companies comprising our comparator group. However, the long-term equity awards granted in 2007 to Mr. Arpey were substantially below the comparable median among chief executive officers in the comparator group.

In connection with its annual compensation review in July 2007, the Compensation Committee approved grants of long-term equity awards to the named executive officers in approximately the following proportions: 70% in performance shares (including, for Mr. Arpey, his career performance shares); 20% in SSARs; and 10% in deferred shares. Approximately 90% of the named executive officers’ long-term incentive compensation is, therefore, dependent upon our financial and operating performance, including, in the case of SSARs, appreciation in our stock price. We establish the value and number of performance and deferred share awards using a standard valuation methodology developed by Hewitt Associates that takes into account the terms of such awards, including the applicable vesting and performance criteria. We use a modified Black-Scholes valuation model to determine the value and number of SSAR awards. See “Fiscal Year 2006 and 2007 Summary Compensation Table,” beginning on page 30 of this Proxy Statement and the accompanying footnotes, for further details on long-term compensation.

Performance Shares.  The actual number of performance shares ultimately distributed to the named executive officers (if any) has been determined in recent years based on (a) our TSR as compared to that of our main competitors and (b) the Compensation Committee’s determination of our achievement of our corporate objectives, in each case during a three-year measurement period. Final distribution of the performance share awards can range from 0% to 175% of the performance shares originally granted, depending on our performance against these measures during the applicable three-year measurement period.

Since 2004, we have used TSR in the determination of the level of distribution of one-half of the performance shares initially granted. TSR is defined as the rate of return reflecting stock price appreciation plus reinvestment of dividends over the measurement period. The average stock price at the close of trading on the NYSE (adjusted for splits and dividends) for the three months prior to the beginning and ending points of the measurement period is used to smooth out market fluctuations. Distributions related to TSR will vary according to the following schedule, where “Rank” is our TSR ranking among the competing airlines and “Distribution” is the percentage of the performance shares initially granted that will be earned based on the TSR measure of performance:

Rank	Distribution
#7	0%
#6	25%
#5	50%
#4	75%
#3	100%
#2	135%
#1	175%

As discussed in “Evaluation of Corporate Performance,” beginning on page 21 of this Proxy Statement, with respect to any performance share awards granted in 2008, our relative TSR will be the sole performance factor used to determine distributions with respect to such awards.

The Compensation Committee selects the competing airlines against which we will compare our TSR based on their market capitalization, revenues and airline seat capacity. For the 2007/2009 Performance Share Plan, the competitors are Alaska Airlines, Continental Airlines, JetBlue Airways, Southwest Airlines, US Airways and UAL

Corporation. The committee did not include Delta Air Lines or Northwest Airlines since their stock was not listed on a national stock exchange at the time of selection of the competing airlines due to their bankruptcy proceedings.

The determination of distributions with respect to the other half of the performance share awards initially granted to our named executive officers has been based upon the Compensation Committee’s subjective determination of achievement of corporate objectives adopted by the Compensation Committee each year. The corporate objectives are consistent with the objectives of our Turnaround Plan, and for the years 2004 through 2007 were: (a) keeping safety our top priority; (b) raising external capital, maintaining a minimum amount of cash and building a strong balance sheet; (c) meeting our pension funding obligations; (d) continuing to lower our non-fuel costs and implementing measures to conserve fuel; (e) improving customer service and dependability rankings; (f) improving revenues and business results through employee collaboration and other means; (g) enhancing our image and customer loyalty; (h) continuing to successfully advocate on industry legislative and regulatory issues; (i) focusing on a positive work environment and promoting diversity; (j) promoting employee commitment to the employee standards of conduct and compliance with laws and regulations; (k) meeting financial goals and returning to and sustaining profitability; and (l) any other factors that the Compensation Committee may determine are important or appropriate.

As described above, the Compensation Committee, in its judgment, assesses attainment of these objectives each year. In determining attainment of these objectives, the Compensation Committee is not required to use any formula or other measure or assign any particular weighting to any objective. The Compensation Committee, in its discretion, may also consider any other factor that it considers important or appropriate. At the end of the three-year measurement period, the Compensation Committee averages its assessments for each year of the measurement period. With respect to awards to our named executive officers under the 2005/2007 Performance Share Plan, the Compensation Committee determined that our attainment of the corporate objectives for the 2005-2007 measurement period was 140% for 2005, 135% for 2006, and 125% for 2007, and that the average of our attainment of the corporate objectives over the 2005-2007 measurement period was therefore 133%. We also had a second place TSR rank during that same period, which resulted in a TSR distribution percentage of 135% pursuant to the terms of the 2005/2007 Performance Share Plan. As a result, on April 16, 2008, one-half of the performance shares initially awarded to each named executive officer under the 2005/2007 Performance Share Plan vested at 135%, and the other one-half vested at 133%, for a total of 134% of the performance shares initially awarded to each named executive officer under that plan. With respect to the performance share awards to our named executive officers under the 2004/2006 Performance Share Plan (that were distributed in April 2007), in 2007 the Compensation Committee determined that we had a first place TSR rank during the 2004-2006 measurement period, resulting in a TSR distribution percentage of 175%, and our attainment of the corporate objectives over the same period was 133%. As a result, in April 2007, each named executive officer received 154% of the awards originally granted to him under the 2004/2006 Performance Share Plan.

SSARs.  SSARs provide compensation to the named executives only to the extent that the market value of our common stock appreciates from the date of grant. SSARs vest in equal annual installments over five years, so an officer must generally complete five years of service to receive the full benefit of any SSAR grant. We generally grant SSARs to our officers (including our named executive officers) at the time of the Compensation Committee’s annual compensation review. For 2007, the Compensation Committee conducted the compensation review at its July meeting. We also generally announce our second quarter earnings at or following our July Board of Directors and committee meetings. The effective dates of the equity grants approved at the time of our earnings releases have historically been the third business day after the corresponding earnings release. We followed this practice in 2007, and the effective date of the SSARs granted in July was July 23, 2007 (the third business day following our earnings release for the second quarter of 2007). We established the exercise price of these SSARs as the fair market value of our common stock on that date.

Deferred Shares.  The Compensation Committee believes that deferred shares are important for long-term retention of our named executive officers since they are intended to provide a minimum value for their continued service. Since the deferred shares generally vest upon three years of service from the date of grant, these awards complement our performance shares and SSAR awards, which are both contingent upon the achievement of either specified performance objectives or stock price appreciation.

Career Performance Shares.  In 2005, the Compensation Committee determined, with the assistance of Deloitte Consulting and Hewitt Associates, that Mr. Arpey’s total compensation was substantially below the median compensation of chief executive officers of the companies comprising our comparator group. In lieu of increasing his current compensation to more competitive levels, the Compensation Committee entered into an agreement with Mr. Arpey pursuant to which he would be granted a minimum of 58,000 deferred shares of our common stock in each year from 2005 through and including 2009, that will vest, if at all, in 2015. These awards are referred to as career performance shares.

At the end of the performance period, the Compensation Committee will determine, in its discretion, whether any distributions of these shares will be made, based on its assessment of achievement of the following financial and operating measures during the performance period: (a) overall cash flow; (b) earnings; (c) the per share price of our common stock; (d) operating performance (including safety and other issues concerning regulatory compliance); (e) the rate of return achieved on our investments and/or equity; (f) measures of employee engagement and/or satisfaction; (g) the overall state of relations with our organized labor groups; (h) our balance sheet; (i) our overall relationships with our largest stockholders; (j) revenues; and (k) other factors as the Compensation Committee may, in its judgment, deem material. Depending on this assessment, the ultimate distribution with respect to such career performance shares could range from 0% to 175% of the shares originally granted. The Compensation Committee is not required to use any formula or other measure or assign any particular weighting to any objective or the performance for any particular year in determining achievement of these objectives. Also, the Compensation Committee may consider any other factors it believes are material.

In addition to providing a more competitive long-term compensation for Mr. Arpey, the Career Share Performance Agreement reflects our desire to retain Mr. Arpey because of his knowledge of the airline business, his contributions to the airline’s success, and our confidence that Mr. Arpey has the vision and managerial capability to oversee our continued growth. The Compensation Committee has not granted career performance shares to any other named executive officer because their total potential compensation more closely approximates the median for similarly situated positions with the companies comprising our comparator group.

As part of its 2007 compensation review in July and pursuant to its agreement with Mr. Arpey, the Compensation Committee granted Mr. Arpey 58,000 career performance shares, the minimum number of shares required to be granted by the Career Performance Share Award Agreement. In approving such grant, the Compensation Committee concluded that Mr. Arpey’s total compensation was still significantly below the median for chief executive officers in the comparator group. Vesting of the granted shares remains contingent on Mr. Arpey’s performance and continued service through 2015, subject to certain exceptions discussed in “Termination By Executive For Good Reason” beginning on page 43 of this Proxy Statement.

Retirement

Retirement Benefit Plan.  We provide the Retirement Benefit Plan of American Airlines, Inc. for Agents, Management, Specialists, Support Personnel and Officers (the “Retirement Benefit Plan”) to help provide compensation to our eligible employees during their retirement. All of the named executive officers participate in the Retirement Benefit Plan, which is a defined benefit plan. Similar defined benefit plans exist for other American Airlines employees, including those employees covered by bargained labor agreements. We design our retirement benefits to be competitive with overall market practices and to provide long-term financial security for employees and, specifically for executives, to promote retention.

The Retirement Benefit Plan complies with the Employee Retirement Income Security Act of 1974 (“ERISA”) and qualifies for an exemption from federal income taxation under the Internal Revenue Code (the “Code”). Since the Retirement Benefit Plan is a qualified plan, it is subject to various restrictions under the Code and ERISA with respect to payments and benefit calculations. These restrictions limit the maximum annual benefit payable under qualified plans (such as the Retirement Benefit Plan). The limit was $180,000 in 2007 and $185,000 in 2008. Further, the Code limits the maximum amount of annual compensation that we may take into account under the Retirement Benefit Plan. The limit was $225,000 in 2007 and $230,000 in 2008. We pay benefits under the Retirement Benefit Plan as monthly annuities, which we reduce for the receipt of social security benefits.

See “2007 Pension Benefits Table” and the accompanying narrative discussion and footnotes that follow the table, beginning on page 40 of this Proxy Statement, for further details regarding the Retirement Benefit Plan.

Non-Qualified Plan.  To address limitations on benefits under the Retirement Benefit Plan, American Airlines pays an additional retirement benefit to the named executive officers under the Supplemental Executive Retirement Plan, a plan that is not qualified under the Code (the “Non-Qualified Plan”). The Non-Qualified Plan formulas are the same as those applicable under the Retirement Benefit Plan, but are not subject to the annual benefit or compensation limits of the Code. Short-term incentive compensation is included in the Non-Qualified Plan benefit formula because base pay for the named executive officers generally represents a small percentage of their total compensation potential. Income received from long-term incentive compensation distributions (such as stock option/SSAR exercises, performance share, deferred share and career performance share distributions) are not included in the Non-Qualified Plan benefit formulas. We pay benefits under the Non-Qualified Plan in a lump sum.

Prior to September 2002, the Non-Qualified Plan was an unfunded plan. In September 2002, due to the departure of a number of our executives and to help retention efforts, the Board of Directors approved the establishment of a secular trust to fund defined benefits payable under the Non-Qualified Plan. We funded the trust in 2002, 2005, 2006, 2007 and 2008 to provide participants in the Non-Qualified Plan a level of certainty regarding payment of their retirement benefits under the plan similar to that afforded to all eligible employees under the Retirement Benefit Plan. Funds in the secular trust are not subject to claims from creditors in the event of bankruptcy. It is our current policy not to fund the Non-Qualified Plan’s trust to any greater extent than the funded percentage of our least funded qualified defined benefit plan for non-officer employees.

See “2007 Pension Benefits Table” and the accompanying narrative discussion and footnotes that follow, beginning on page 40 of this Proxy Statement, for further details regarding the Non-Qualified Plan.

Travel Privileges and other Benefits

The named executive officers participate in a variety of health and welfare and other benefits provided to the other U.S.-based employees of American Airlines. The Compensation Committee has also determined that it is important to provide a limited number of additional perquisites and benefits to our named executive officers to attract and retain them. As is common practice in the industry, we provide unlimited travel privileges in any available class of service on American Airlines and American Eagle Airlines to our named executive officers and their respective spouses or companions and dependent children, and complimentary travel from time to time on other airlines on request. Although these travel privileges are primarily complimentary, each named executive officer is required to pay service charges, fees and taxes for the transportation and are subject to our travel privilege program terms and conditions.

In order to reduce costs, in 2003 we elected to eliminate a number of perquisites frequently provided to executive officers of public companies, such as automobile lease payments, club memberships, financial planning fees and split dollar life insurance. We instead provide personal allowances, which we describe along with other perquisites that we provide to our named executive officers while they are employed by us in footnote 6 to the “Fiscal Year 2006 and 2007 Summary Compensation Table” on page 31 of this Proxy Statement.

Post-Termination and Change in Control Benefits

The named executive officers are eligible for certain benefits, perquisites and privileges following their employment with us that we generally provide to all of our salaried employees. These may vary depending upon the reason for termination or the position or tenure of the named executive officer. In addition, they are eligible to receive severance determined according to prescribed policy, pro-rated incentive compensation and equity distributions, and a limited number of other benefits, perquisites and privileges. Subject to certain terms and conditions, upon termination we also generally provide unlimited air transportation on American Airlines and American Eagle Airlines in any available class of service to our named executive officers (and their respective spouses or companions and dependent children), as well as an Admirals Club® membership. See the narrative discussion under “Post-Employment Compensation,” beginning on page 43 of this Proxy Statement, for further details regarding these post-termination benefits, perquisites and privileges.

Under the terms of our 1998 Long-Term Incentive Plan, as amended (the “1998 LTIP”), upon the occurrence of a change in control as defined in the 1998 LTIP, all outstanding stock options and SSARs will become immediately exercisable, all outstanding shares of restricted stock and deferred shares will vest, and all performance shares (including career performance shares) will be deemed vested at target levels of performance. In connection with a change in control, the Compensation Committee may elect to cash out each such outstanding award. Also, upon a change in control each named executive officer will receive a payment equal to the present value of the remaining annual retirement benefit to be paid to him under the Non-Qualified Plan.

Under the 1998 LTIP, a change in control of AMR Corporation is deemed to occur: (a) if a third party acquires beneficial ownership of 15% or more of our common stock; (b) if the Board of Directors or their approved successors no longer constitute a majority of the Board of Directors; (c) if our stockholders approve our complete liquidation or dissolution; or (d) upon the consummation of a reorganization, merger, consolidation, or a sale or other disposition of all our assets, unless, immediately following such transaction, (1) our stockholders prior to the transaction hold at least 60% of the voting securities of the successor, (2) no one person owns more than 15% of the successor, and (3) the members of the Board of Directors prior to the transaction constitute at least a majority of the Board of Directors of the successor. Additionally, at its discretion, either the Board or the Compensation Committee can provide the same rights and benefits as are available under the 1998 LTIP upon certain events that it determines could potentially result in a change in control. These “potential change in control” events include stockholder approval of a transaction that would result in the occurrence of a change in control or the acquisition by a person or group of our securities representing 5% or more of the combined voting power of all of our outstanding securities.

These events were used to define change in control because each reflects a circumstance in which, through a party’s acquisition of a significant voting block, a shift in the control of the majority of the Board of Directors, or a corporate transaction, a person or group would be expected to obtain control or effective control over our policies and direction. In those circumstances, the Compensation Committee believes it would be appropriate to provide management the benefit of the awards that have been conveyed prior to such event and to waive the service and other conditions applicable to management’s rights to such awards, because such change could reasonably be expected to materially alter our policies and objectives, and/or result in a material change in the composition of management. However, with respect to certain performance share and deferred share awards that may be subject to Section 409A of the Code, a change in control is defined by reference to the regulations issued under Section 409A in order to comply with its requirements.

We have also entered into executive termination benefit agreements or similar protections with our named executive officers for terminations associated with a change in control. Since 1987, it has been our practice to enter into these agreements with our executive and senior officers. These agreements encourage the executive to work for the best interests of the stockholders during a potential change in control situation by guaranteeing the executive a specified level of financial security if the executive’s employment is terminated following a change in control. The executive termination benefit agreements also help ensure that the executive will remain with us for a reasonable period after the change in control, enabling a smooth transition to new management. All of the named executive officers, except Mr. Horton, are covered under change in control agreements that were designed in 1987. Mr. Horton has similar change in control protections under his employment agreement. We believe that these agreements are consistent with executive termination agreements entered into by other companies at that time. The definition of a change in control is essentially the same as that used in the 1998 LTIP, which was selected for the same reasons as described above with respect to the 1998 LTIP. See the narrative discussion of these agreements under “Change in Control,” beginning on page 45 of this Proxy Statement, for further details.

Consideration of Tax Consequences in Determining Compensation

Section 162(m) of the Code limits the deductibility of certain compensation paid to certain of our named executive officers to $1 million. While the Compensation Committee believes that it is important for the compensation paid to our named executive officers to be tax deductible under Section 162(m), it does not think this should be the determining factor in establishing compensation. The Compensation Committee believes that we must balance the emphasis on maximizing deductibility against both the need to retain executive talent and our long-term strategies and goals.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of AMR Corporation:

     Michael A. Miles, Chairman
     David L. Boren
     Philip J. Purcell
     Judith Rodin

EXECUTIVE COMPENSATION

Fiscal Year 2006 and 2007 Summary Compensation Table

The following Fiscal Year 2006 and 2007 Summary Compensation Table contains information regarding compensation for 2006 and 2007 that we paid to: (a) our Chief Executive Officer, Gerard J. Arpey, (b) our Chief Financial Officer, Thomas W. Horton, and (c) our three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) as of December 31, 2007, Daniel P. Garton, Robert W. Reding and Gary F. Kennedy.

Change in
Pension Value
and
Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		(1)($)	($)	(2)($)	(3)($)	(4)($)	(5)($)	(6)($)	($)
Gerard J. Arpey-Chairman, President & CEO	2007 2006	656,500 581,534	0 0	3,103,550 8,558,878	550,793 851,398	50 225	254,126 169,255	36,146 39,769	4,601,165 10,201,059
Thomas W. Horton-Exec. Vice Pres.-Finance & Planning & CFO	2007 2006	606,000 456,522	0 0	2,003,474 5,816,291	275,477 165,438	50 175	522,507 484,563	30,060 918,145	3,437,567 7,841,134
Daniel P. Garton-Exec. Vice Pres.-Marketing	2007 2006	520,064 512,378	0 0	1,978,851 5,044,893	363,772 544,885	50 225	169,864 169,298	31,479 44,027	3,064,079 6,315,706
Robert W. Reding-Exec Vice Pres.-Operations	2007 2006	478,530 457,728	0 0	1,138,206 3,508,384	325,514 309,167	50 225	247,380 212,900	31,751 36,788	2,221,431 4,525,192
Gary F. Kennedy-Sr. Vice Pres., General Counsel & Chief Compliance Officer	2007 2006	479,053 471,973	0 0	1,124,822 3,554,333	278,586 290,647	50 225	236,567 252,889	31,209 37,045	2,150,286 4,607,112

(1)	The Compensation Committee determined the base salaries listed in the Fiscal Year 2006 and 2007 Summary Compensation Table for each of the named executive officers by applying the principles set forth in the “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement. Mr. Horton’s base salary is determined pursuant to the terms of his employment agreement entered into in connection with his recommencement of employment on March 29, 2006.

In May 2007, we granted each of Messrs. Arpey, Horton, Garton, Reding and Kennedy a 1.5% increase in annual base salary, which is the same increase to base salaries that all of the U.S.-based employees of American Airlines received in 2007. As described in the “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement, we also increased Mr. Reding’s base salary by 12% upon his promotion to Executive Vice President – Operations in September 2007. We granted no other base salary increases to any of the named executive officers in 2007.

(2)	Amounts shown do not reflect compensation actually received by the named executive officers. Rather, as required by the rules of the SEC, the amounts represent the compensation expense for financial statement reporting purposes in 2007 and 2006 of performance shares, deferred shares and career performance shares granted to the named executive officers in 2007 and 2006, as well as compensation expense for such grants made in prior years, as determined pursuant to Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”). These amounts do not include any reduction in the value of such grants for the possibility of forfeiture. See footnote 9 to our financial statements included in our Form 10-K for the fiscal year ended December 31, 2007 for the assumptions made in determining the FAS 123(R) values for 2007 and 2006.

(3)	Amounts shown do not reflect compensation actually received by the named executive officers. Rather, as required by the rules of the SEC, the amounts represent the compensation expense for financial statement reporting purposes in 2007 and 2006 of stock option and SSARs granted to each of the named executive officers in 2007 and 2006, as well as compensation costs for grants made in prior years, as determined pursuant to FAS 123(R). These amounts do not include any reduction in the value of such grants for the possibility of forfeiture. See footnote 9 to our financial statements included in our Form 10-K for the fiscal year ended December 31, 2007 for the assumptions made in determining the FAS 123(R) values for 2007 and 2006.

(4)	Amounts shown were earned in 2007 and 2006 under the customer service component of the AIP. We made no payments in 2007 or 2006 under the financial component of the AIP because we did not achieve the threshold pre-tax earnings margin required. See “Compensation Discussion and Analysis,” beginning on page 18 and “Annual Incentive Plan” beginning on page 23 of this Proxy Statement, for further details regarding these payments.

(5)	Amounts shown for 2007 and 2006 represent the change in the actuarial present value of the accumulated benefit under both the Retirement Benefit Plan and the Non-Qualified Plan from December 31, 2006 to December 31, 2007 and from December 31, 2005 to December 31, 2006, respectively. For Messrs. Horton and Reding, the amounts also reflect additional years of credited service under the Non-Qualified Plan pursuant to Mr. Horton’s employment agreement and a letter of agreement with Mr. Reding. For a more detailed discussion of the manner in which the value of the benefits under the Retirement Benefit Plan and Non-Qualified Plan are determined, see “Discussion Regarding 2007 Pension Benefits Table,” beginning on page 41 of this Proxy Statement. No amounts are included in this column with respect to above-market or preferential earnings on non-qualified deferred compensation.

(6)	Amounts shown include a personal allowance paid in each of 2007 and 2006 to each of the named executive officers, determined based upon their positions, in the following amounts: Mr. Arpey ($33,000), Mr. Horton ($27,000), Mr. Garton ($27,000), Mr. Reding ($27,000), and Mr. Kennedy ($27,000). In order to reduce costs, in 2003 we elected to provide these personal allowances and to eliminate many of the perquisites commonly provided to executive officers of other public companies, including automobile lease payments, club memberships, financial/estate planning fees and split dollar life insurance.

Amounts shown also include the estimated aggregate incremental cost to us of providing perquisites and other personal benefits to our named executive officers, even though the estimated aggregate incremental cost to us of providing such perquisites and benefits was less than $10,000 per named executive officer in 2007 and thus no such disclosure is required for 2007. These include the estimated aggregate incremental cost to us of the air transportation provided by us to each of the named executive officers and his or family members in each of 2007 and 2006, including the estimated cost of incremental fuel, catering, insurance, and reservation and ticketing costs, but excluding fees and taxes paid by the named executive officer with respect to that air transportation. These also include reimbursement by us for: (a) the cost of one annual medical exam, (b) the premium for a term life insurance policy (with a policy amount equal to the base salary of the named executive officer), (c) a portion of the premium for long-term disability insurance, and (d) broker fees associated with the exercise of stock options/SSARs by the named executive officer during prescribed trading windows. Each current named executive officer and his or her spouse or companion were also provided an Admirals Club® membership (American Airlines’ travel clubs located at American Airlines’ large U.S. and international airports), and on occasion certain of them were provided access to events or venues sponsored by us or received reduced cost air transportation on other airlines at no incremental cost to us.

For Mr. Horton, the amount shown for 2006 includes the aggregate incremental cost to us in 2006 of relocating his principal residence from New Jersey to our headquarters in Texas, as required by his employment agreement. We purchased his home in New Jersey at its appraised value, as determined by two independent appraisers, and paid other costs and expenses related to relocating his principal residence from New Jersey to our headquarters in Texas, including closing costs, fees paid to the relocation assistance firm, moving and temporary housing costs, and other expenses. The total aggregate incremental cost to us was $894,014, and that amount is included in this column for Mr. Horton. Except as otherwise specifically noted above, the amount of, or incremental cost to us with respect to, any of the perquisites or other personal benefits included in this column did not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits to any named executive officer.

Fiscal Year 2007 Grants of Plan-Based Awards Table

The table below lists each grant or award made in 2007 to our named executive officers under our equity and non-equity incentive plans. The amounts shown in the table under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect payments under the AIP that we would have made to each of our current named executive officers if we had achieved the pre-tax earnings margin thresholds of the financial component and the customer service component of the AIP in 2007. Since we did not meet the threshold for payment under the financial component of the AIP in 2007, the actual amounts paid in 2007 under the AIP consisted of a $50 payment to each named executive officer under the AIP’s customer service component (which are reported in the “Fiscal Year 2006 and 2007 Summary Compensation Table” above in the column “Non-Equity Incentive Plan Compensation”).

			Estimated Future Payouts Under			Estimated Future Payouts Under
			Non-Equity			Equity			All
			Incentive Plan Awards			Incentive Plan Awards			Other
Stock
									Awards:	All Other
									Number	Option		Grant
									of	Awards:	Exercise	Date Fair
									Shares	Number of	or Base	Value of
									of	Securities	Price of	Stock and
	Grant	Action							Stock or	Underlying	Option	Option
Name	Date	Date[1]	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Arpey	07/23/2007 07/23/2007 07/23/2007 07/23/2007	07/18/2007 07/18/2007 07/18/2007 07/18/2007	603,980	919,100	1,313,000	0 0	95,000[2] 58,000[3]	166,250 101,500	20,000[5]	75,000[6]	28.59	2,716,050 1,658,220 571,800 949,500

Horton	07/23/2007 07/23/2007 07/23/2007	07/18/2007 07/18/2007 07/18/2007	327,240	654,480	1,212,000	0	52,000[2]	91,000	7,500[5]	34,800[6]	28.59	1,486,680 214,425 440,568

Garton	07/23/2007 07/23/2007 07/23/2007	07/18/2007 07/18/2007 07/18/2007	280,834	561,669	1,040,127	0	52,000[2]	91,000	10,700[5]	34,800[6]	28.59	1,486,680 305,913 440,568

Reding	07/23/2007 09/19/2007 07/23/2007 09/19/2007 07/23/2007 09/19/2007	07/18/2007 09/19/2007 07/18/2007 09/19/2007 07/18/2007 09/19/2007	258,406	516,813	957,060	0 0	29,600[2] 22,400[4]	51,800 39,200	4,250[5] 3,250[4]	19,800[6] 15,000[4]	28.59 24.62	846,264 551,488 121,508 80,015 250,668 160,650

Kennedy	07/23/2007 07/23/2007 07/23/2007	07/18/2007 07/18/2007 07/18/2007	239,526	359,289	958,105	0	29,600[2]	51,800	4,250[5]	19,800[6]	28.59	846,264 121,508 250,668

(1)	The annual performance shares, deferred shares and SSARs grants to our named executive officers were approved at the meetings of the Compensation Committee and the Board of Directors on July 18, 2007 (other than the awards to Mr. Reding upon his promotion to Executive Vice President – Operations on September 19, 2007). As is customary, we also announced our second quarter 2007 earnings on July 18, 2007. The effective date of the SSARs (and other stock awards) granted in July 2007 was the third business day following the corresponding earnings release, or July 23, 2007. The exercise price of these SSARs was the fair market value of our common stock on that date, which was the last reported sales price of our stock on the NYSE at the time of grant or exercise.

(2)	These are performance shares granted under the 2007/2009 Performance Share Plan.

(3)	These are deferred shares granted pursuant to the 2005 Career Performance Share Award Agreement with Mr. Arpey.

(4)	In addition to the annual grants referenced in footnote (1) above, upon Mr. Reding’s promotion, we granted him the following awards on September 19, 2007: (a) 22,400 shares under the 2007/2009 Performance Share Plan, (b) 3,250 deferred shares and (c) 15,000 SSARs.

(5)	These are deferred shares granted pursuant to the 2007 Deferred Share Award Agreements.

(6)	These are SSARs granted pursuant to the 2007 Stock Appreciation Rights Agreements.

Discussion Regarding Fiscal Year 2006 and 2007 Summary Compensation Table and Fiscal Year 2007 Grants of Plan-Based Awards Table

Non-Equity Incentive Plan Awards

As part of the Turnaround Plan, we agreed that all U.S.-based employees, including the named executive officers, would collectively participate in a new cash incentive plan, called the Annual Incentive Plan. Awards under the AIP are based on a customer service component and a financial component. The customer service component of the AIP contemplates payments ranging from $25 to $100 per month for each employee, predicated upon our achieving at least one of two customer service targets. With respect to the customer service component, in 2007 monthly payments of $25 were earned in each of August and September.

The financial component of the AIP provides for payments if American Airlines achieves certain pre-tax earnings margin levels. The actual dollar amount of a paid award is determined as a percentage of base salary, and the percentage of base salary varies according to the level of responsibility and the pre-tax earnings margin achieved. The percentages of base salary that each of our named executive officers was eligible to receive in 2007, based upon our achievement of the threshold, target or maximum performance levels, are set forth below.

Percentage of Base Salary
	Threshold	Target	Maximum
Arpey	92%	140%	200%

Horton	54%	108%	200%

Garton	54%	108%	200%

Reding	54%	108%	200%

Kennedy	50%	75%	200%

American Airlines’ pre-tax earnings margin did not reach the 5% threshold (approximately $1.1 billion dollars based upon American Airlines’ 2007 revenue), and therefore no payments were made under the financial component of the AIP in 2007. See “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement, for further details regarding the AIP.

Equity Incentive Plan Awards

During its annual compensation review conducted in July 2007, the Compensation Committee approved the annual grants of performance shares, career performance shares, deferred shares and SSARs to the named executive officers as described below.

Performance Shares.  Performance shares are grants of stock-based compensation that vest after the completion of a three-year measurement period. The “Fiscal Year 2007 Grants of Plan-Based Awards Table” reflects the number of performance shares granted in July 2007 under the 2007/2009 Performance Share Plan to each of our named executive officers. Except as provided below, vesting of these performance shares is also generally contingent upon continued employment with us through April 21, 2010. In the event of death, disability, termination other than for cause, or early retirement of one of our named executive officers, the performance shares previously granted will vest on a pro-rata basis, based on the number of months that have elapsed since the award date and our achievement of the performance criteria. In the event of a change in control, distributions with respect to the performance shares will be at the target level, or 100%, of the shares initially granted. Under the terms of the 2007/2009 Performance Share Plan, each of the following is considered a change in control: a change in ownership of a majority of our stock, an event that results in a person or group owning more than 30% of our stock, or a change in our Board of Directors such that our current Board of Directors or its approved successors no longer constitute at least a majority of our Board. See “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement, for further details regarding the performance shares.

Career Performance Shares.  In 2005, we entered into a Career Performance Share Award Agreement with Mr. Arpey. Pursuant to the terms of that agreement, in July 2007 we granted Mr. Arpey an award of 58,000 career performance shares that generally vest and become payable in 2015 (listed in the above “Fiscal Year 2007 Grants of Plan-Based Awards Table”). However, in the event of Mr. Arpey’s death, disability, termination other than for cause or early retirement; if Mr. Arpey resigns for good reason (as defined below); or in the event of a change in control (which is defined in the manner as under the 2007/2009 Performance Share Plan), the career performance shares previously granted will vest. Upon vesting, the Compensation Committee will determine whether any distributions of these shares will be made, based on its assessment of achievement various financial and operating measures described in “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement. Depending on this assessment, the ultimate distribution with respect to such career performance shares could range from 0% to 175% of the shares originally granted. Under the Career Performance Share Award Agreement, Mr. Arpey is also entitled to receive additional grants of at least 58,000 career performance shares in each of 2008 and 2009. In the Career Performance Share Award Agreement, “good reason” includes the occurrence of any of the following without Mr. Arpey’s consent: (a) a reduction in his salary (other than a reduction pursuant to a salary reduction program including other senior officers); (b) a significant reduction in his authority, duties or responsibilities such that he believes he can no longer perform his duties; or (c) a material reduction in the benefits we provide him. See “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement, for further details regarding career performance shares and the performance criteria.

Deferred Shares.  The deferred shares granted in July 2007 to each of our named executive officers will generally vest on July 23, 2010, the third anniversary of the grant date, subject to the named executive officer’s continued employment with us through that date, except as provided below. In the event of death, disability, termination other than for cause, or early retirement of one of our named executive officers, the deferred shares will vest on a pro-rata basis, based on the number of months that have elapsed since the award date. In the event of a change in control (which is defined in the same manner as under the 2007/2009 Performance Share Plan), deferred shares previously awarded will vest. See “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement, for further details regarding the deferred shares.

SSARs.  The “Fiscal Year 2007 Grants of Plan-Based Awards Table” lists the number of shares granted in 2007 in respect of SSARs. Upon their exercise, we pay the value of the appreciation in an equivalent number of shares of our stock. SSARs are exercisable for ten years from the date of grant and vest in 20% increments over five years, unless the recipient dies or there is a change in control (as defined in the 1998 LTIP), in which case vesting is accelerated. The effective date of the SSARs granted in 2007 was July 23, 2007 (the third business day following our earnings release for the second quarter). We established the exercise price of these SSARs as the fair market value of our common stock on that date, which was the last reported sales price of our stock at the time of grant as defined by our 1998 LTIP.

Mr. Reding’s Promotion

In connection with Mr. Reding’s promotion to Executive Vice President - Operations in September 2007, the Compensation Committee approved a 12% increase in his base salary to $522,639, an increase in his short-term incentive compensation target level under the AIP to 108% of salary, and grants of (a) 22,400 shares from the 2007/2009 Performance Share Plan; (b) 3,250 deferred shares; and (c) 15,000 SSARs. Each such grant is listed on the “Fiscal Year 2007 Grants of Plan-Based Awards Table” on page 32 of this Proxy Statement. The deferred shares granted in connection with Mr. Reding’s promotion will vest on the third anniversary of the date of grant (September 19, 2010). The SSARs granted to Mr. Reding have similar terms and conditions to the 2007 SSAR grants made to all of the other named executive officers described above, except that the vesting dates and the term of Mr. Reding’s SSARs are measured from the effective date of the award, September 19, 2007.

2007 Outstanding Equity Awards At Fiscal Year-End Table

The following table lists all of the outstanding stock and stock option/SSAR awards held on December 31, 2007 by each of our named executive officers. The table also includes the value of these awards based on the closing price of our common stock on December 31, 2007, which was $14.03. Each award listed in the “Number of Securities Underlying Unexercised Options Unexercisable” column with an expiration date prior to July 24, 2016 is a stock option with a tandem SSAR. The other awards listed in this column are SSARs.

	Option/SSAR Awards				Stock Awards
								Equity Incentive
							Equity Incentive	Plan Awards:
	Number of	Number of					Plan Awards:	Market or
	Securities	Securities					Number of	Payout Value of
	Underlying	Underlying			Number of	Market Value of	Unearned	Unearned
	Unexercised	Unexercised	Option		Shares or Units	Shares or Units	Shares, Units or	Shares, Units or
	Options	Options	Exercise	Option	of Stock That	of Stock That	Other Rights That	Other Rights That
	Exercisable	Unexercisable	Price	Expiration	Have Not Vested	Have Not Vested	Have Not Vested	Have Not Vested
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Arpey	33,180		30.83	07/20/2008
	52,140		28.86	07/26/2009
	237,000		24.39	01/24/2010
	70,000		33.38	07/24/2010
	60,000		36.18	07/23/2011
	84,000		26.71	02/27/2012
	100,000		24.47	04/02/2012
	34,400	68,800[1]	8.88	07/26/2014
	38,000	57,000[2]	13.67	07/25/2015
	15,000	60,000[3]	23.21	07/24/2016
	0	75,000[4]	28.59	07/23/2017
					245,000[10]	3,437,350
					24,000[11]	336,720
					20,000[12]	280,600
					20,000[13]	280,600
					99,540[14]	1,396,546
							166,250[16]	2,332,488
							95,000[17]	1,332,850
							174,000[18]	2,441,220

Horton	11,840	47,360[5]	26.70	03/29/2016
	7,700	30,800[3]	23.21	07/24/2016
	0	34,800[4]	28.59	07/23/2017
					135,800[10]	1,905,274
					8,400[12]	117,852
					7,500[13]	105,225
							106,750[16]	1,497,703
							52,000[17]	729,560

Garton	33,180		30.83	07/20/2008
	52,140		28.86	07/26/2009
	237,000		24.39	01/24/2010
	70,000		33.38	07/24/2010
	60,000		36.18	07/23/2011
	84,000		26.71	02/27/2012
	0	16,800[6]	10.68	07/21/2013
	0	30,000[1]	8.88	07/26/2014
	0	35,520[2]	13.67	07/25/2015
	7,700	30,800[3]	23.21	07/24/2016
	0	34,800[4]	28.59	07/23/2017
					135,800[10]	1,905,274
					16,500[11]	231,495
					11,950[12]	167,659
					10,700[13]	150,121
					99,540[14]	1,396,546
							106,750[16]	1,497,703
							52,000[17]	729,560

2007 Outstanding Equity Awards At Fiscal Year-End Table (Continued)

	Option/SSAR Awards				Stock Awards
								Equity Incentive
							Equity Incentive	Plan Awards:
	Number of	Number of					Plan Awards:	Market or
	Securities	Securities					Number of	Payout Value of
	Underlying	Underlying			Number of	Market Value of	Unearned	Unearned
	Unexercised	Unexercised	Option		Shares or Units	Shares or Units	Shares, Units or	Shares, Units or
	Options	Options	Exercise	Option	of Stock That	of Stock That	Other Rights That	Other Rights That
	Exercisable	Unexercisable	Price	Expiration	Have Not Vested	Have Not Vested	Have Not Vested	Have Not Vested
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Reding	35,550		29.53	03/20/2010
	20,000		33.38	07/24/2010
	20,000		36.18	07/23/2011
	28,000		26.71	02/27/2012
	0	10,000[8]	6.50	05/27/2013
	0	12,800[6]	10.68	07/21/2013
	11,600	23,200[1]	8.88	07/26/2014
	15,400	23,100[2]	13.67	07/25/2015
	4,360	17,440[3]	23.21	07/24/2016
	0	19,800[4]	28.59	07/23/2017
	0	15,000[9]	24.62	09/19/2007
					99,750[10]	1,399,493
					10,000[11]	140,300
					4,700[12]	65,941
					4,250[13]	59,628
					3,250[15]	45,598
							61,250[16]	859,338
							52,000[17]	729,560

Kennedy	13,035		30.83	07/20/2008
	22,278		28.86	07/26/2009
	22,000		33.38	07/24/2010
	20,000		36.18	07/23/2011
	28,000		26.71	02/27/2012
	0	6,000[7]	3.26	01/27/2013
	0	12,800[6]	10.68	07/21/2013
	11,600	23,200[1]	8.88	07/26/2014
	0	23,100[2]	13.67	07/25/2015
	4,360	17,440[3]	23.21	07/24/2016
	0	19,800[4]	28.59	07/23/2017
					99,750[10]	1,399,493
					10,000[11]	140,300
					4,700[12]	65,941
					4,250[13]	59,628
					42,660[14]	598,520
							61,250[16]	859,338
							29,600[17]	415,288

(1)	Award becomes exercisable in two equal installments on July 26th of 2008 and 2009. The number of shares in each installment is: Mr. Arpey, 34,400; Mr. Garton, 15,000; Mr. Reding, 11,600; and Mr. Kennedy, 11,600.

(2)	Award becomes exercisable in three equal installments on July 25th of 2008, 2009 and 2010. The number of shares in each installment is: Mr. Arpey, 19,000; Mr. Garton, 11,840; Mr. Reding, 7,700; and Mr. Kennedy, 7,700.

(3)	Award becomes exercisable in four equal installments on July 24th of 2008, 2009, 2010 and 2011. The number of shares in each installment is: Mr. Arpey, 15,000; Mr. Horton, 7,700; Mr. Garton, 7,700; Mr. Reding, 4,360; and Mr. Kennedy, 4,360.

(4)	Award becomes exercisable in five equal installments on July 23rd of 2008, 2009, 2010, 2011 and 2012. The number of shares in each installment is: Mr. Arpey, 15,000; Mr. Horton, 6,960; Mr. Garton, 6,960; Mr. Reding, 3,960; and Mr. Kennedy, 3,960.

(5)	Award becomes exercisable in four equal installments of 11,840 shares. The first installment became exercisable on March 29, 2008. The other three installments become exercisable on March 29 in each of 2009, 2010 and 2011.

2007 Outstanding Equity Awards At Fiscal Year-End Table (Continued)

(6)	Award becomes exercisable on July 21, 2008.

(7)	Award became exercisable on January 27, 2008.

(8)	Award becomes exercisable on May 27, 2008.

(9)	Award becomes exercisable in five equal installments on September 19th of 2008, 2009, 2010, 2011 and 2012. The number of shares in each installment is 3,000.

(10)	These performance shares were granted under the 2005/2007 Performance Share Plan and vested on April 16, 2008. We initially granted the following shares under the 2005/2007 Performance Share Plan: Mr. Arpey, 140,000, Mr. Horton, 77,600, Mr. Garton, 77,600, Mr. Reding, 57,000, and Mr. Kennedy, 57,000. As required by the SEC’s disclosure rules, the number of performance shares shown assumes that maximum levels of performance (175%) will be achieved. However, we earned a second place TSR rank under the Plan and, therefore, one-half of the performance shares initially granted to the named executive officers were distributed at 135% of the initial grant. The other half were distributed at 133% of the initial grant based upon the Compensation Committee’s judgment of the assessment of achievement of the corporate objectives for the years 2005-2007. This resulted in a total distribution of 134% of the shares initial awarded to each of the named executive officers. Thus, the number of shares that actually vested for the named executive officers on April 16, 2008 under the 2005/2007 Performance Share Plan were: Mr. Arpey, 187,600; Mr. Horton, 103,984; Mr. Garton, 103,984; Mr. Reding, 76,380; and Mr. Kennedy, 76,380. See “Performance Shares,” beginning on page 25 of this Proxy Statement, for further details regarding the 2005/2007 Performance Share Plan.

(11)	These deferred shares vest on July 25, 2008, generally subject to the recipient’s continued employment through that date. We granted the number of shares shown pursuant to a 2005 Deferred Share Award Agreement with each of the named executive officers.

(12)	These deferred shares vest on July 24, 2009, generally subject to the recipient’s continued employment through that date. We granted the number of shares shown pursuant to a 2006 Deferred Share Award Agreement with each of the named executive officers.

(13)	These deferred shares vest on July 23, 2010, generally subject to the recipient’s continued employment through that date. We granted the number of shares shown pursuant to a 2007 Deferred Share Award Agreement with each of the named executive officers.

(14)	These career equity shares will vest upon retirement after the attainment of age 60, or upon a qualifying early retirement under the Retirement Benefit Plan (with a 3% reduction of the total number of shares for each year by which the participant’s early retirement date precedes age 60), in each case generally subject to the recipient’s continued employment through that date. We granted the number of shares shown pursuant to career equity share agreements with each of Messrs. Arpey, Garton and Kennedy.

(15)	We granted these deferred shares in connection with Mr. Reding’s promotion on September 19, 2007. They will vest on September 19, 2010, generally subject to Mr. Reding’s continued employment through that date.

(16)	These performance shares were granted under the 2006/2008 Performance Share Plan and will vest, if at all, on April 15, 2009, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date. As required by the SEC’s disclosure rules, the number of performance shares shown assumes that maximum levels of performance (175%) will be achieved, although it is not known if the maximum will be attained. In 2009, the Compensation Committee will determine the actual levels of performance achieved.

(17)	These performance shares were granted under the 2007/2009 Performance Share Plan and will vest, if at all, on April 21, 2010, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date. As required by the SEC’s disclosure rules, the number of performance shares shown assumes that target levels of performance (100%) will be achieved. In 2010, the Compensation Committee will determine the actual levels of performance achieved.

(18)	These career performance shares were granted to Mr. Arpey under the Career Performance Share Agreement and will vest, if at all, on July 25, 2015, subject to the satisfaction of the applicable performance criteria and generally subject to Mr. Arpey’s continued employment through such date. As required by the SEC’s disclosure rules, the career performance shares shown assumes that target levels of performance (100%) will be achieved.

Discussion Regarding Outstanding Equity Awards at Fiscal Year End Table

In addition to vesting on the respective vesting dates reflected in the footnotes to the above table, upon normal or early retirement under the Retirement Benefit Plan, all unexercised stock options and SSARs listed in the table continue to vest and remain exercisable at any time until expiration of their stated terms. If the recipient dies, or there is a change in control (as defined in the 1998 LTIP), vesting of options and SSARs is accelerated. The performance and deferred shares listed in the table will vest in the event of death, disability, or termination other than for cause of one of our named executive officers on a pro-rata basis, based on the number of months that have elapsed since the award date and, in the case of performance shares, the achievement of the applicable performance criteria. In the event of a change in control, the performance shares and deferred shares will vest and distributions with respect to the performance shares will be at the target level, or 100%, of the shares initially granted. Mr. Arpey’s career performance shares reflected in the table will vest in the event of his death, disability or termination other than for cause, upon a change in control, or if he resigns for good reason. Distributions with respect to such career performance shares will be determined by the Compensation Committee based upon achievement of the applicable performance criteria described in the Career Performance Share Agreement. See “Discussion Regarding Fiscal Year 2006 and 2007 Summary Compensation Table and Fiscal Year 2007 Grants of Plan-Based Awards Table,” beginning on page 33 of this Proxy Statement, for further details.

Messrs. Arpey, Garton and Kennedy hold outstanding career equity shares listed in the above table. In 1988, we established the Career Equity Program as a long-term compensation vehicle to encourage retention and stock ownership. We made no grants under this program in 2007. Career equity shares are deferred share grants of our common stock that vest at age 60. There is pro-rata vesting in the event of death, disability, termination other than for cause, or early retirement of a named executive officer prior to full vesting at age 60. A participant who qualifies for and elects early retirement will become vested in the number of shares subject to such an award, reduced by 3% of the total number of shares for each year by which the participant’s early retirement date precedes age 60. For Mr. Arpey, the program guarantees that the value of his career equity shares at retirement will be at least equal to three and one-half times his final average salary as determined for purposes of the Retirement Benefit Plan. As of December 31, 2007, none of the named executive officers had become eligible for early retirement status. The awards vest following a change in control (as defined in the 1998 LTIP).

2007 Option Exercises and Stock Vested Table

The following table summarizes stock option exercises and stock awards that vested for the named executive officers in 2007.

	Option Awards		Stock Awards

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	On Exercise	On Exercise[1]	On Vesting[2]	On Vesting[3]
Name	(#)	($)	(#)	($)
Arpey	68,800	1,550,958	207,900	6,644,484

Horton	0	0	139,260	4,390,690

Garton	87,280	1,594,005	132,260	4,081,950

Reding	22,800	450,148	78,540	2,510,138

Kennedy	34,200	615,885	78,540	2,510,138

(1)	Amounts shown reflect the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option/SSAR, multiplied by the number of shares shown in the column entitled “Number of Shares Acquired on Exercise” for the named executive officer.

(2)	Amounts shown represent the number of shares that vested under the 2004/2006 Performance Share Plan in April 2007 and, for Messrs. Horton and Garton, the number of deferred shares that vested under the applicable deferred share agreements.

(3)	Amounts shown are based on the fair market value (as determined in accordance with the 1998 LTIP) of our stock on the date of vesting, multiplied by the number of shares shown in the column entitled “Number of Shares Acquired on Exercise” for the named executive officer.

Discussion Regarding Option Exercises and Stock Vested Table

The 2004/2006 Performance Share Plan distributed shares of our common stock on April 18, 2007. As described above, one-half of the distributions under the 2004/2006 Performance Share Plan were based on our TSR during the three-year measurement period (2004 - 2006), and the other half of the distributions were based on the Compensation Committee’s determination of our achievement of the annual corporate objectives for the measurement period. During the measurement period, our stock appreciated 128%, which meant that we ranked first in TSR as compared to our competitor group. As required by the 2004/2006 Performance Share Plan, with respect to the half of the awards based on TSR, this resulted in a maximum distribution of 175% of this half of the shares originally granted. With respect to the other half of the performance share awards, the Compensation Committee, in its discretion, assessed our attainment of the corporate objectives during the measurement period, and in its judgment determined that a distribution of 133% of this half of the performance share grant was appropriate. As a result, our named executive officers received 154% of the performance shares originally granted to them.

2007 Pension Benefits Table

The following table summarizes the present value of the accumulated pension benefits of the named executive officers as of December 31, 2007.

		Number of
		Years
		of Credited	Present Value of	Payments During
		Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)[1,2]	($)

Arpey	Retirement Benefit Plan	24.274	499,989	0
	Non-Qualified Plan	24.274	2,410,895	0

Horton	Retirement Benefit Plan	17.655 [3]	334,503	0
	Non-Qualified Plan	19.988 [3]	1,245,459	0

Garton	Retirement Benefit Plan	20.368	452,752	0
	Non-Qualified Plan	20.368	1,989,896	0

Reding	Retirement Benefit Plan	6.912 [4]	187,633	0
	Non-Qualified Plan	13.824 [4]	814,464	0

Kennedy	Retirement Benefit Plan	22.547	568,460	0
	Non-Qualified Plan	22.547	1,256,231	0

(1)	We have partially funded the benefits under the Non-Qualified Plan into a trust according to the funding policy described in “Non-Qualified Plan” on page 42 of this Proxy Statement. Assets in the trust are separate from our operating assets and become payable to the named executive officer only upon normal or early retirement. The amounts listed in this column for the Non-Qualified Plan reflect the present value of the total benefit payable under the Non-Qualified Plan to each of the named executive officers, without any reduction for amounts contributed to the trust.

(2)	Tax laws treat the contributions to the Non-Qualified Plan as taxable income to the named executive officers, which requires them to pay (through normal tax withholding by us) applicable federal, state and local income taxes. As such, we distribute the tax liabilities to the applicable tax authorities and deposit only the net amount of the contributions into the trust. We did not reduce the Non-Qualified Plan amounts shown in this column to reflect the contributions to the trust or the tax liabilities since we will not know the impact of the tax liabilities until normal or early retirement. Therefore, we do not consider such amounts as paid from the Non-Qualified Plan until that time. The amounts contributed to the Non-Qualified Plan trust in 2007 for the named executive officers were made in accordance with the funding policy described in “Non-Qualified Plan,” beginning on page 42 of this Proxy Statement. For 2007, the gross benefit amounts distributed to the applicable taxing authorities (tax liability) and the net amounts contributed to the Non-Qualified Plan trust are identified in the table below.

			Net Amount
	Gross Benefit		Contributed
	Amount	Tax Liability	to the Trust
Name	($)	($)	($)
Arpey	0	0	0
Horton	336,703	122,728	213,975
Garton	0	0	0
Reding	89,304	32,551	56,753
Kennedy	190,179	69,320	120,859

(3)	As of December 31, 2007, Mr. Horton has 17.655 years of credited service under the Retirement Benefit Plan and 19.988 years of credited service under the Non-Qualified Plan. Mr. Horton left our company in 2002 and rejoined us in 2006. Under the terms of the Retirement Benefit Plan and the Non-Qualified Plan, Mr. Horton’s prior credited service in each respective plan was reinstated. In addition, based on his employment contract, Mr. Horton accrues an additional one and one-third years of age and service credit, up to a maximum of 3.9 years of additional age and service credit, in the Non-Qualified Plan for each year he works under his employment agreement. The purpose of this adjustment is to create the effect that he will be deemed to have continuously served with us since he first joined us in August 1985. As of December 31, 2007, Mr. Horton had earned two and one-third additional years of age and service credit under the Non-Qualified Plan with an estimated value of $414,973.

(4)	As of December 31, 2007, Mr. Reding had 6.912 years of credited service under the Retirement Benefit Plan and 13.824 years of credited service under the Non-Qualified Plan. Pursuant to an agreement with Mr. Reding, he earns two years of credited service in the Non-Qualified Plan for each year of credited service earned in the Retirement Benefit Plan, up to a maximum of 10 years of additional service credit. As of December 31, 2007, Mr. Reding had earned 6.912 additional years of service credit under the Non-Qualified Plan with an estimated value of $554,471.

Discussion Regarding 2007 Pension Benefits Table

Retirement Benefit Plan

We provide the Retirement Benefit Plan to assist our agents, management, specialists, support personnel and officers (including the named executive officers) financially during their retirement. These employees hired prior to January 1, 2002 become eligible for the Retirement Benefit Plan once they have completed 1,000 hours of eligible service in one year. To vest in the benefits provided under the Retirement Benefit Plan, a participant must complete at least five years of eligible service, reach age 65, or be permanently and totally disabled. After becoming a member of the Retirement Benefit Plan, each participant earns one year of credited service for each plan year in which at least 1,900 hours of service are completed.

We base the benefits payable to each participant under the Retirement Benefit Plan and the Non-Qualified Plan on the four formulas described below. For each participant, we use the formula that provides the participant the greatest benefit. For purposes of the above table, we have therefore assumed that Messrs. Arpey, Horton, Garton and Kennedy will each receive benefits under the Retirement Benefit Plan pursuant to the Final Average Retirement Benefit Formula and under the Non-Qualified Plan pursuant to the Social Security Offset Formula. For Mr. Reding, we have assumed he will receive benefits under the Retirement Benefit Plan pursuant to the Career Average Benefit Formula and under the Non-Qualified Plan pursuant to the Social Security Offset Formula.

Final Average Retirement Benefit Formula.  A participant’s annual benefit at normal retirement will equal the product of 1.667% of their final average compensation times their years of credited service. Final average compensation is the average of the participant’s pensionable pay during the four highest paid consecutive years during the last ten years of employment. Pensionable pay includes regular pay and certain commissions, but excludes overtime, shift differentials, bonuses, expenses and equity-based compensation.

Career Average Benefit Formula.  A participant’s annual benefit at normal retirement will equal the sum of the following amounts, determined for each year the participant is a member of the Retirement Benefit Plan: (a) 1.25% times the participant’s pensionable pay (as described above) for each year up to $6,600 and (b) 2% times the participant’s pensionable pay for each such year over $6,600.

Social Security Offset Formula.  A participant’s annual benefit at normal retirement will equal the difference between (a) the product of (1) 2% of the participant’s final average compensation (as described above) and (2) their years of credited service, and (b) the product of (1) 1.5% of the participant’s estimated annual Social Security benefit and (2) their years of credited service, subject to a maximum offset of 50% of the participant’s estimated Social Security benefit.

Minimum Retirement Benefit Formula.  A participant’s annual benefit at normal retirement will equal the product of (a) 12, (b) $23.50 for participants whose final average compensation (as described above) is less than

$15,000 (or $24.00 for participants whose final average compensation is at least $15,000) and (c) the number of years of the participant’s credited service.

Under the Retirement Benefit Plan, normal retirement age is age 65. Under its early retirement provisions, participants with at least 10 years of retirement eligible service may retire and receive unreduced benefits at age 60, and participants with at least 15 years of retirement eligible service may retire and receive reduced benefits at age 55 (reduced by 3% for each year below age 60). Participants who retire prior to age 60 with at least 10 years (but less than 15 years) of retirement eligible service may receive retirement benefits starting at age 60 (reduced by 3% for each year below age 65). Retirement Benefit Plan benefits are paid as a monthly annuity and the participant may elect the form of annuity payments (single life, joint and survivor, guaranteed period or level income). As of December 31, 2007, none of the named executive officers had become eligible for retirement or early retirement status.

The Retirement Benefit Plan complies with ERISA and qualifies for a federal income tax exemption under the Code. Since it is a qualified plan, it is subject to various restrictions under the Code and ERISA with respect to payments and benefit calculations. ERISA and the Code limit the maximum annual benefit payable under a qualified plan. Further, ERISA and the Code limit the maximum amount of annual compensation that we may take into account under the Retirement Benefit Plan. In 2007, the maximum amount of annual compensation that we could take into account under the Retirement Benefit Plan was limited to $225,000.

Non-Qualified Plan

We also maintain the Non-Qualified Plan to address limitations on the benefits under the Retirement Benefit Plan. The Non-Qualified Plan provides retirement benefits to our named executive officers whose compensation exceeds the maximum recognizable compensation limit allowed under ERISA, which was $225,000 in 2007.

The formulas used to calculate benefits under the Non-Qualified Plan are the same as those applicable under the Retirement Benefit Plan, except that with respect to the Non-Qualified Plan, benefit calculations for the named executive officers also include: (a) the average of the four highest short-term incentive payments made since 1985; (b) any additional years of credited service that may have been granted to the named executive officer; and (c) the average of the four highest performance return payments made since 1989. Performance returns are dividend equivalent payments made between 1989 and 1999 on outstanding career equity shares. They were calculated using the following criteria: (a) the number of shares granted; (b) the grant price; (c) individual performance; and (d) a rolling three-year return on investment. We granted additional years of credited service for Messrs. Horton and Reding as reflected in the footnotes to the above 2007 Pension Benefits Table.

The Non-Qualified Plan was initially an unfunded plan. In September 2002, we approved funding of the Non-Qualified Plan and the establishment of a trust to fund benefits payable under the Non-Qualified Plan. We funded the trust in 2002, 2005, 2006, 2007 and 2008. We fund the trust to provide participants in the Non-Qualified Plan a comparable level of certainty as to the payment of their retirement benefits under that plan as is afforded to all eligible employees under the Retirement Benefit Plan (including protection from creditors in bankruptcy). Contributions to the trust in respect of vested retirement benefits result in the recognition of taxable income to the participants. The “2007 Pension Benefits Table” above reflects amounts credited to the named executive officers under the Non-Qualified Plan (whether or not funded under the trust). Benefits payable in respect of the Non-Qualified Plan, including those distributable from the trust, are payable solely in the form of a lump sum payment.

Present Value Calculations

The present value is the amount needed today, with interest, in order to provide the employees’ accrued retirement benefit at retirement. The present values of accrued benefits are determined using the sex-distinct RP2000 Mortality Tables under the Retirement Benefit Plan, and the sex-distinct 1983 Group Annuity Mortality Tables under the Non-Qualified Plan. We assume Non-Qualified Plan lump sum interest rates of 4.68% as of December 31, 2006 and 4.53% as of December 31, 2007. The accrued benefits were discounted using 6.0% as of December 31, 2006 and 6.50% as of December 31, 2007, using an interest only discount prior to retirement.

The present values generally assume retirement at age 60 (the age when unreduced benefits may be available). As of December 31, 2007, Mr. Horton’s employment agreement provides an unreduced Non-Qualified Plan benefit when he reaches age 58.

See “Retirement” below for further details.

Post-Employment Compensation

This section describes the payments, benefits and perquisites we may provide to the named executive officers following their employment. Except as otherwise shown in the table and described below, these are in addition to the payments, benefits and perquisites that we generally provide to all of our salaried employees following termination of their employment.

Retirement.  As described in the narrative following the “2007 Pension Benefits Table” above, we provide retirement benefits to our employees (including the named executive officers) who retire after they reach normal retirement or meet the above-specified requirements for early retirement. As of December 31, 2007, none of the named executive officers was eligible for retirement status.

In addition, upon normal retirement at age 65 or early retirement at age 60 or 55, our long-term incentive plans generally contemplate pro-rata distributions of awards to participants. These awards are described in “Discussion Regarding Fiscal Year 2006 and 2007 Summary Compensation Table and Fiscal Year 2007 Grants of Plan-Based Awards Table,” beginning on page 33 of this Proxy Statement. Since the named executive officers were not eligible for retirement status as of December 31, 2007, they were not eligible for any such distributions as of that date.

Upon their retirement, we will provide lifetime Admirals Club® memberships for each named executive officer and his or her spouse or companion (at no incremental cost to us). We will also provide unlimited complimentary air transportation on American Airlines and American Eagle Airlines in any available class of service for each named executive officer and his spouse or companion and dependent children, including reimbursement for related taxes. Under our current retirement air transportation policy, Mr. Kennedy is eligible to receive the complimentary air transportation and related tax reimbursements described above following retirement, but not until he turns age 55. Mr. Reding will be eligible to receive the complimentary air transportation (including related tax reimbursements), but only if he is employed by us through February 2010. Under a policy that we discontinued for officers elected after 1996, Messrs. Arpey and Garton will receive the complimentary air transportation described above (including reimbursement for any related taxes) upon retirement or other separation, and Mr. Horton will be eligible to receive such complimentary air transportation and related tax reimbursements upon retirement or other separation after June 1, 2009, in each case without regard to their age at the time of retirement or separation. The named executive officers who were either entitled to, or vested in, this complimentary air transportation as of December 31, 2007 are Messrs. Arpey, Garton and Kennedy, and the estimated aggregate incremental cost to us of providing this perquisite to each of them is listed in the table below under the heading “Voluntary Separation.”

Voluntary Separation and Termination For Cause.  In the event that a named executive officer resigns or voluntarily terminates his employment (other than a normal or early retirement or as noted in “Termination By Executive For Good Reason” below) or we terminate his employment for cause, then the named executive officer will forfeit all outstanding stock-based awards. We will discontinue salary, perquisites and benefits upon separation, except for benefits under the Retirement Benefit and Non-Qualified Plans. To the extent a named executive officer is vested in the Retirement Benefit and Non-Qualified Plans, he is entitled to benefits under these plans based on the number of years of credited service earned by the named executive officer as of the date of separation, as described above. Assuming a separation as of December 31, 2007, Messrs. Arpey, Garton and Kennedy would be vested in or eligible to receive the complimentary air transportation (and related tax reimbursements) described above under “Retirement.” For these purposes, “for cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to our business or reputation.

Termination By Executive For Good Reason.  As stated in “Career Performance Shares,” on page 34 of this Proxy Statement, if Mr. Arpey terminates his employment for good reason, all of the career performance shares previously awarded to him would vest, and would be distributed based upon a determination by the

Compensation Committee of achievement of the applicable performance criteria. Pursuant to his employment agreement, if Mr. Horton resigns for good reason, he would be entitled to receive: (a) his accrued base salary, vacation and short-term incentive bonus (if such bonus had been determined but not paid as of the termination date); and (b) two times his annual salary and target bonus. In addition, all of his outstanding stock options and SSARs and deferred and performance shares would vest and become free of all restrictions, although the number of performance shares that he would receive, if any, would be subject to a determination by the Compensation Committee of achievement of the performance criteria under the performance share plans. Mr. Horton’s employment agreement also requires that we credit him with the additional age and credited service that otherwise would have been credited to him under the Non-Qualified Plan from the date of termination through March 29, 2009 (the third anniversary of his date of hire). The estimated value of this additional age and credited service is $351,582. We would also pay for COBRA coverage for Mr. Horton and his dependents for the maximum period allowed as required by his employment agreement at a total estimated cost to us of $1,671 (based on 2008 cost information).

Involuntary Termination Other Than For Cause.  For each named executive officer except Mr. Horton, under our currently effective practices and policies for all salaried U.S.-based employees, if we terminate his employment other than for cause, the named executive officer is eligible to receive a cash payment of up to one year’s annual salary. The amount actually payable is based on the named executive officer’s number of years of service with us. Mr. Horton’s severance benefits pursuant to his employment agreement are described below. For a period of two years following the termination of employment other than for cause, each of the named executive officers is also entitled to unlimited travel privileges for himself and his spouse or companion and dependent children on American Airlines and American Eagle Airlines (although under this policy each such named executive officer would be required to pay all related taxes, fees and charges for the transportation). Messrs. Arpey, Garton and Kennedy would be vested in or eligible to receive the complimentary air transportation (including related tax reimbursements) described under “Retirement” on page 43 of this Proxy Statement.

Upon an involuntary termination other than for cause, performance shares and deferred shares would vest on a pro-rata basis using for performance shares the same distribution formula employed upon retirement. The named executive officer would immediately forfeit unvested stock options and SSARs, and he would have ninety days to exercise vested stock options and SSARs. Career equity awards previously awarded would immediately vest (at a rate of 10% per year for each year of service following the date of grant), and would become payable following the separation. All of the career performance shares previously awarded to Mr. Arpey would vest and would be distributed based upon a determination by the Compensation Committee of achievement of the applicable performance criteria.

Pursuant to his employment agreement, if Mr. Horton were terminated not for cause, he would be entitled to receive the same benefits as if he had resigned for good reason, described above.

Termination Due to Death or Disability.  Pursuant to the terms of the 1998 LTIP, upon the death or disability of a named executive officer, all performance shares and deferred shares awarded to the named executive officer would vest on a pro-rata basis, and stock options and SSARs would continue to be exercisable. All of the career performance shares previously awarded to Mr. Arpey would vest and would be distributed based upon a determination by the Compensation Committee of achievement of the applicable performance criteria. Career equity awards previously awarded would immediately vest (at a rate of 20% per year for each year of service following the date of grant), and would become payable following the separation. In the event of death, unvested stock options and SSARs would immediately vest. Messrs. Arpey, Garton and Kennedy, or their respective surviving spouses and dependent children, would also be vested in or eligible to receive the complimentary air transportation and related tax reimbursements described under “Retirement” above.

The following table quantifies the payments and long-term incentive values each of our named executive officers would have received had there been a termination of his employment on December 31, 2007 in the situations described above other than retirement. As of December 31, 2007, none of the named executive officers was eligible for retirement. See “Change in Control,” beginning on page 45 of this Proxy Statement, for further details regarding payments to our named executive officers upon a change in control of us. We based the stock distribution values on a $14.03 per share stock price, which was the closing price of our common stock on December 31, 2007.

							Termination
							Other Than For
Name		Voluntary Separation	Good Reason[3]		Death	Disability	Cause
Arpey	Cash Severance Benefits	—	—		—	—	659,750
	Long Term Incentives	0	2,441,220	[4]	8,976,283	8,600,951	8,600,951
	Pension Benefits[1]	2,910,884	2,910,884		2,910,884	2,910,884	2,910,884
	Airline Travel Benefits[2]	93,141	93,141		93,141	93,141	93,141
	Total	3,004,025	5,445,245		11,980,308	11,604,976	12,264,726

Horton	Cash Severance Benefits	—	2,591,998		—	—	2,591,998
	Long Term Incentives	0	3,577,790		2,559,680	2,559,680	3,577,790
	Pension Benefits[1]	1,579,962	1,956,879		1,579,962	1,579,962	1,956,879
	Airline Travel Benefits[2]	0	0		95,783	0	12,375
	Total	1,579,962	8,126,667		4,235,425	4,139,642	8,139,042

Garton	Cash Severance Benefits	—	—		—	—	522,639
	Long Term Incentives	0	—		4,405,359	4,181,525	4,129,106
	Pension Benefits[1]	2,442,648	—		2,442,648	2,442,648	2,442,648
	Airline Travel Benefits[2]	91,881	—		91,881	91,881	91,881
	Total	2,534,529	0		6,939,888	6,716,054	7,186,274

Reding	Cash Severance Benefits	—	—		—	—	281,421
	Long Term Incentives	0	—		2,175,793	1,929,632	1,929,632
	Pension Benefits[1]	1,002,097	—		1,002,097	1,002,097	1,002,097
	Airline Travel Benefits[2]	0	—		12,375	0	12,375
	Total	1,002,097	0		3,190,265	2,931,729	3,225,525

Kennedy	Cash Severance Benefits	—	—		—	—	481,424
	Long Term Incentives	0	—		2,702,259	2,466,778	2,458,133
	Pension Benefits[1]	1,824,692	—		1,824,692	1,824,692	1,824,692
	Airline Travel Benefits[2]	74,825	—		89,633	89,633	88,861
	Total	1,899,517	0		4,616,584	4,381,103	4,853,110

(1)	These amounts for each named executive officer are also reported in the “2007 Pension Benefits Table” and are paid at retirement age.

(2)	These amounts are based on figures that include the estimated average aggregate incremental cost to us of providing the air transportation and related tax reimbursements described above to our named executive officers generally in 2007. For each named executive officer, we have estimated these costs by using the average of the estimated annual incremental cost to us of providing this air transportation for the named executive officers for the number of years of the named executive officer’s projected life expectancy (according to the mortality tables we used to determine the present value of his retirement benefits in the “2007 Pension Benefits Table” on page 40 of this Proxy Statement).

(3)	Messrs. Garton, Reding and Kennedy are not parties to any agreements with us that contemplate a termination for good reason. As such, no amounts are shown in this column for Messrs. Garton, Reding and Kennedy. Each would have been entitled to receive the amounts shown in the “Voluntary Separation” column had they terminated their employment with us for any reason on December 31, 2007.

(4)	Represents career performance shares that were previously granted to Mr. Arpey under the Career Performance Share Agreement. The amount shown is calculated based on achieving target levels of performance (100%).

Change In Control

As described above, upon the occurrence of a change in control under the terms of our equity plans and agreements, all outstanding stock options and SSARs become immediately exercisable, all outstanding career equity and deferred shares vest, and all performance shares will be deemed vested and will be distributed at target levels (100%). Mr. Arpey’s career performance shares granted prior to the change in control will vest, and will be distributed based upon a determination by the Compensation Committee of achievement of the applicable performance criteria. Also, upon a change in control as defined under the 1998 LTIP, each named executive officer will receive a payment equal to the present value of the remaining annual retirement benefit to be paid to him under the Non-Qualified Plan. See the “Compensation Discussion and Analysis,” beginning on page 18 of this Proxy Statement, and “Discussion Regarding Fiscal Year 2006 and 2007 Summary Compensation Table and Fiscal Year 2007 Grants of Plan-Based Awards Table,” beginning on page 33 of this Proxy Statement for further details regarding the definitions and discussion of change in control under our equity programs and the Non-Qualified Plan.

As described in the “Compensation Discussion and Analysis,” we also have agreements with each of the named executive officers that provide compensation and other benefits following their separation from us subsequent to a change in control. The termination benefits under these agreements would become payable if: (a) within two years following a change in control, we (or any successor in interest to us) terminate the named executive officer’s employment for any reason (other than due to his death, disability, felony conviction, or willful misconduct or dishonesty that materially harms our business or reputation); (b) within two years following a change in control, the named executive officer voluntarily terminates his employment for “good reason”; (c) the named executive officer terminates employment for any reason during the thirty days following the first anniversary of the change in control; or (d) the named executive officer’s employment is terminated following the commencement of discussions between us and a third party that result in a change in control, and the change of control occurs within 180 days thereafter.

For purposes of these agreements, a change in control of AMR Corporation is deemed to occur: (a) if a third party acquires beneficial ownership of 15% or more of our common stock; (b) if the Board of Directors (as of the date of the agreements) or their approved successors cease to constitute a majority of the Board of Directors; (c) if our stockholders approve our complete liquidation or dissolution; or (d) upon the consummation of a reorganization, merger, consolidation, sale or other disposition of all our assets, unless, immediately following such transaction, (1) our stockholders prior to the transaction hold at least 60% of the voting securities of the successor, (2) no one person owns more than 15% of the successor, and (3) the members of the Board of Directors prior to the transaction constitute at least a majority of the Board of Directors of the successor. Also, “good reason” includes the occurrence of any of the following after the change in control: (u) a failure to maintain the executive in a substantially equivalent position; (v) a significant adverse change in the nature or scope of his position; (w) a reduction in his salary or incentive compensation target or a reduction of his benefits; (x) a change in his employment circumstances, such as a change in responsibilities that hinder his ability to perform his duties; (y) the successor company breaches the termination benefits agreement or does not assume our obligations under it; or (z) we relocate our headquarters or require the executive to relocate more than 50 miles from our current headquarters location.

If an event triggers the payment of the benefits under the agreements after a change in control, the named executive officer would be entitled to the following benefits:

•	We would pay the named executive officer a cash payment of three times (two times in the case of Mr. Horton) the sum of the annual base salary and the target annual award paid under our incentive compensation plan (or the largest incentive award paid during the prior three years, if greater);

•	For three years following the change in control and related payment triggering event, we would provide all perquisites and benefits provided to the named executive officer prior to the change in control, including health and welfare, insurance and other perquisites and benefits described above;

•	We would provide a one-time reimbursement for relocation expenses and outplacement services;

•	All unvested stock-based awards would immediately vest, with performance shares distributed at target levels;

•	We would provide the named executive officer, spouse or companion and dependent children unlimited complimentary air transportation on American Airlines or American Eagle Airlines in any available class of service until age 55 on the same basis as is applicable to our non-employee directors (see “Other Compensation” on page 49 of this Proxy Statement for further details). After age 55, we would provide the named executive officer complimentary air transportation (including related tax reimbursements) as is provided upon retirement as described in “Retirement,” beginning on page 43 of this Proxy Statement;

•	We would reimburse the named executive officer for any excise taxes that are payable by the named executive officer pursuant to Section 280G of the Code (or its successor provision) as a result of the change in control and related payment triggering event for any federal income, employment or excise taxes payable on such excise tax reimbursement;

•	With respect to our retirement plans, we would treat each named executive officer as though fully vested in his or her currently accrued benefits under the Retirement Benefit Plan and the Non-Qualified Plan. We would calculate benefits under the Retirement Benefit Plan and the Non-Qualified Plan as though the named executive officer’s compensation rate equaled the sum of the executive’s base pay and incentive pay and crediting the named executive officer with three additional years of service; and

•	We would pay the named executive officer’s legal fees if there was a disagreement following the change in control and related payment triggering event related to the agreement. To assure payment, we would establish a trust for the sole purpose of funding these legal fees upon a change in control and related payment triggering event.

The following table lists the estimated total payments and values, as well as each component of compensation outlined above, that would have been due to each named executive officer had a change in control occurred on December 31, 2007 and the named executive officer’s employment was terminated on such date.

			Acceleration
			of Vesting			Outplacement,
		Acceleration	of Non-	Acceleration		Relocation		Gross-up
		of Vesting of	Performance-	of Vesting of	Value of	and		Payment	Total
	Cash	Stock	Based	Performance-	Additional	Continuing		for 280G	Change in
	Severance	Option/SSAR	Stock	Based Stock	Pension	Perquisites	Travel	Excise	Control
	Benefits	Vesting	Awards	Awards	Benefits	and Benefits	Perquisites	Taxes	Benefits
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)

Arpey	4,750,200	998,313	2,294,466	5,106,920	5,031,125	469,394	0	6,267,787	24,918,205

Horton	2,533,440	221,290	223,077	1,585,390	4,267,562	438,906	95,783	2,945,144	12,310,592

Garton	3,261,267	593,403	1,945,821	1,585,390	1,815,885	426,442	0	2,898,530	12,526,738

Reding	3,261,267	508,025	311,466	1,220,610	989,415	373,972	81,820	2,030,429	8,777,005

Kennedy	2,527,481	405,606	864,388	906,338	2,144,379	417,949	14,137	2,364,928	9,645,207

We based the stock distribution values in the above table on a $14.03 per share stock price, which was the closing price of our common stock on December 31, 2007. The value of the incremental pension benefits estimated in the table was determined using the same actuarial assumptions and mortality tables used to determine the present value of retirement benefits illustrated in the “2007 Pension Benefits Table” on page 40 of this Proxy Statement.

As described above, upon a change in control, the agreements provide that each of the named executive officers would receive the same complimentary air transportation (including related tax reimbursements) made available to our retired executives. However, as described above, Messrs. Arpey and Garton will receive complimentary air transportation (including related tax reimbursements) following their termination of employment without regard to their age at termination or whether a change in control has occurred. The aggregate incremental air transportation costs for Messrs. Arpey and Garton are therefore instead reflected in the table in “Post-Employment Compensation,” on page 45 of this Proxy Statement. Since Mr. Kennedy is entitled to receive complimentary air transportation starting at age 55 following retirement, this table includes the estimate of the aggregate incremental costs to us for the complimentary air transportation (and reimbursements for any related taxes) that he would receive upon a change of control, commencing on December 31, 2007 until his 55th birthday. Messrs. Horton and Reding were not vested in or eligible to receive such air transportation as of December 31, 2007. The table above thus includes the estimate of the aggregate incremental costs to us of the complimentary air transportation (including reimbursement for any related taxes) for each of them from December 31, 2007 through their retirement age. We have estimated these costs by using the average of the estimated annual incremental cost to us of providing this air transportation for the named executive officers in 2007 for the number of years of the named executive officer’s projected life expectancy (according to the mortality tables we used to determine the present value of his retirement benefits in the “2007 Pension Benefits Table” on page 40 of this Proxy Statement).

DIRECTOR COMPENSATION

Our Nominating/Corporate Governance Committee reviews annually, typically in July, the overall compensation of the directors, in consultation with the Board of Directors and with the assistance of our management. In doing so, the Nominating/Corporate Governance Committee has the authority to retain a compensation consultant, although no consultant was engaged in 2007. The Board of Directors approves any changes to director compensation, although there were no changes to our director compensation program in 2007.

The following is a description of our director compensation program in 2007. Mr. Arpey does not receive any compensation as a director or as Chairman because we compensate him as an employee. We describe Mr. Arpey’s compensation in the “Fiscal Year 2006 and 2007 Summary Compensation Table” and accompanying text and “Compensation Discussion and Analysis” above. The “Director Compensation Table For Fiscal Year 2007” below reflects the compensation for Mr. Brennan’s service as a director in 2007 through March 31, 2007, the date of his retirement. Mr. Graves retired from the Board of Directors effective March 31, 2008, so the following narrative and tables address his compensation in 2007. Since Messrs. Gupta and Ibargüen were elected in January 2008, they did not receive any compensation from us in 2007, and they are not described in the tables and accompanying description below.

Elements of Director Compensation

Retainers/Fees

Each of our non-employee directors receives: (a) an annual retainer of $20,000 for service on the Board of Directors; (b) an additional annual retainer of $3,000 for service as Lead Director, if applicable, or for service on one or more standing committees of the Board of Directors; and (c) $1,000 for attending, or otherwise participating in, a Board of Directors meeting (regular or special) or a committee meeting. The maximum payment for meeting attendance or participation is $1,000 per day, regardless of the number of meetings actually attended that day.

All of our directors in 2007 agreed to defer the payment of their 2007 retainers and fees until they depart from the Board of Directors. With the exception of Dr. Rodin, pursuant to these deferral agreements, the deferred fees and retainers are converted into a number of deferred units equal to the amount of such fees and retainers divided by the arithmetic mean of the highest and the lowest quoted selling price of our common stock during the month in which such fees were earned. We will pay the deferred units to them in cash after they cease to be a member of the Board of Directors in an amount equal to the number of deferred units held by the director, multiplied by the arithmetic mean of the high and the low price of our common stock during the month preceding the month in which such director ceases to be a member of our Board of Directors. Pursuant to the deferral agreements with Dr. Rodin, the deferred fees and retainers she earned in 2007 accrue interest at a rate equal to the prime rate in effect, from time to time, at Chase Manhattan National Bank, N.A.

Annual Grants of Deferred Units

Pursuant to the terms of the 2004 Directors Unit Incentive Plan, each non-employee director receives an annual award of 2,610 deferred units. Following a director’s departure from the Board of Directors, we will make a cash payment to the former director in an amount equal to the number of deferred units held by the director, multiplied by the mean between the highest and lowest quoted selling prices of our common stock on the date the director leaves the Board. In accordance with the terms of the 2004 Directors Unit Incentive Plan, we granted each director 2,610 deferred units in July 2007.

In addition to the annual award of deferred units under the 2004 Directors Unit Incentive Plan, we provide an additional annual grant of 710 deferred units to non-employee directors elected after May 15, 1996. This additional grant is in lieu of their participation in a pension plan described below under “Pension/Retirement.” We will convert these additional deferred units into cash and pay the director after the date the director leaves the Board of Directors.

Since they were elected after May 15, 1996, Dr. Rodin and Messrs. Bachmann, Miles, Purcell, Robinson, Rose and Staubach were each also granted 710 deferred units in July 2007.

From 1999 to 2005, we maintained a stock appreciation rights plan for non-employee directors. Under the 1999 Directors’ Stock Appreciation Rights Plan, each non-employee director received an annual award of 1,185 stock appreciation rights (“SARs”). Upon exercise of the SARs, the directors are entitled to receive in cash the excess of the arithmetic mean of the high and the low price of our common stock on the exercise date over the SAR’s exercise price, which is the arithmetic mean of the high and the low price of our common stock on the SAR’s grant date. The SARs fully vest on the first anniversary of their grant and expire on the tenth anniversary of their grant. Although the 1999 Directors’ Stock Appreciation Rights Plan was terminated in 2005, SARs previously granted remain available for exercise in accordance with the terms of the plan, including following the departure of a director.

Other Compensation

In addition to the retainers, meetings fees and equity-based compensation described above, each non-employee director and his or her spouse or companion and dependent children also receive unlimited complimentary air transportation on American Airlines and American Eagle Airlines in any available class of service, as well as assistance while traveling and when making reservations. We reimburse each non-employee director for the taxes assessed on this complimentary air transportation. They are also provided membership in our Admirals Club® airport lounges and receive all of the benefits and privileges American gives to its best frequent flyers. We also provide the non-employee directors a limited number of other perquisites and personal benefits described in footnote (7) to the “Director Compensation Table For Fiscal Year 2007” on page 52 of this Proxy Statement.

Pension and Other Retirement Benefits

Each non-employee director elected to the Board of Directors on or before May 15, 1996 that serves on the Board until retirement age is entitled to receive a pension benefit of $20,000 per year until the later of the death of the director or the director’s spouse. The retirement age for our directors is age 70, unless otherwise extended by the Board of Directors. Accordingly, upon retirement from the Board of Directors at retirement age, each of Messrs. Boren, Codina and Graves and Mrs. Korologos is entitled to receive $20,000 per year until the later of the death of the director or the director’s spouse. Since Mr. Graves retired from the Board in 2008 after retirement age, he will receive the annual $20,000 retirement benefit. Upon his retirement in 2007 after retirement age, Mr. Brennan commenced receiving this annual retirement benefit. Mr. Brennan died in December 2007 and pursuant to the terms of the pension plan, the annual benefit will continue until the death of his spouse.

We also continue to provide the Admirals Club® membership, frequent flyer benefits and complimentary air transportation described above following the director’s retirement from the Board of Directors. For each non-employee director who has served on the Board of Directors for at least ten years and retires at or following age 70, we continue to provide the complimentary air transportation until the later of the death of the director or his or her spouse. For directors who either do not serve until age 70 or do not serve for at least ten years, we continue to provide the complimentary air transportation for the number of years the director served on the Board of Directors. In each case, we reimburse the non-employee directors for any taxes assessed on this complimentary air transportation. Both Messrs. Brennan and Graves retired following age 70 and with more than ten years of service on the Board, and therefore they were entitled to receive the complimentary air transportation and tax reimbursements described above.

Director Compensation Table For Fiscal Year 2007

The following table contains information regarding the compensation for 2007 payable to all of our non-employee directors.

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash[2]	Awards[3]	Awards[4]	Compensation	Earnings[5]	Compensation[7]	Total
Name[1]	($)	($)	($)	($)	($)	($)	($)

John W. Bachmann	37,000	(95,543)	(49,201)	0	0	48,360	(59,385)

David L. Boren	38,000	(70,982)	(14,433)	0	0	10,204	(37,211)

Edward A. Brennan	16,500	1,727	(51,299)	0	0	1,521	(31,551)

Armando M. Codina	37,000	(70,982)	(51,299)	0	0	9,135	(76,145)

Earl G. Graves	37,000	(70,982)	(51,299)	0	0	53,803	(31,478)

Ann M. Korologos	36,000	(70,982)	(51,299)	0	0	20,176	(66,105)

Michael A. Miles	36,000	(95,543)	(49,201)	0	0	9,815	(98,929)

Philip J. Purcell	38,000	(95,543)	(49,201)	0	0	17,265	(89,480)

Ray M. Robinson	37,000	(7,204)	0	0	0	19,054	48,850

Judith Rodin	36,000	(95,543)	(51,299)	0	3,373 [6]	39,620	(67,849)

Matthew K. Rose	38,000	(60,988)	0	0	0	52,211	29,223

Roger T. Staubach	36,000	(95,543)	(49,201)	0	0	33,143	(75,601)

(1)	Mr. Brennan retired from the Board of Directors as of March 31, 2007, so this table reflects compensation for his services as a director through the date of his retirement. This table reflects compensation for 2007 for Mr. Graves, who retired from the Board of Directors as of March 31, 2008.

(2)	The amounts represent the aggregate dollar amount of all fees the directors earned in 2007 for service as a director, including annual retainer, committee, meeting and lead director fees. The directors agreed to defer payment of all of these retainers and fees until they leave the Board of Directors.

(3)	Amounts shown do not reflect compensation actually received by the directors. Rather, the amounts represent the compensation expense for financial statement reporting purposes in 2007 relating to deferred units we granted to the directors in 2007 and prior years pursuant to the 2004 Directors Unit Incentive Plan as determined pursuant to FAS 123(R). These amounts do not include any reduction in the value of such grants for the possibility of forfeiture. See footnote 9 to our financial statements included in our Form 10-K for the fiscal year ended December 31, 2007 for the assumptions we made to determine the FAS 123(R) values. Except for Mr. Brennan (who retired in March 2007), the amount for each director in this column is negative due to the decrease in our stock price in 2007. Because these awards are payable in cash, our compensation expense for financial accounting purposes with respect to these awards fluctuates directly with increases and decreases in our stock price. The aggregate grant date fair values (as computed in accordance with FAS 123(R)) of the 2007 deferred unit awards were $94,919 for Messrs. Bachmann, Miles, Purcell, Robinson, Rose and Staubach and Dr. Rodin, and $74,620 for Mrs. Korologos and Messrs. Boren, Codina and Graves.

The chart below reflects the aggregate number of outstanding stock-based compensation awards each director held as of December 31, 2007.

	1994 Directors Stock Incentive	2004 Directors Unit	Directors Fees
	Plan Shares	Incentive Plan Units	Deferred Units
Director	(#)	(#)	(#)
Bachmann	4,266	12,093	18,228

Boren	12,322	9,252	11,794

Brennan (A)	—	—	—

Codina	12,322	9,252	24,016

Graves	12,322	9,252	11,429

Korologos	13,270	9,252	11,461

Miles	6,399	12,093	11,730

Purcell	8,532	12,093	19,047

Robinson	—	6,640	1,264

Rodin	12,798	12,093	13,692

Rose	—	9,960	6,892

Staubach	4,266	12,093	18,068

(A) Upon Mr. Brennan’s retirement from the Board of Directors as of March 31, 2007, we paid the outstanding deferred shares and units to Mr. Brennan as described above.

(4)	Amounts shown do not reflect compensation actually received by the directors. Rather, the amounts represent the compensation expense for financial statement reporting purposes in 2007 relating to SARs we granted to each director under the 1999 Directors’ Stock Appreciation Rights Plan in years prior to 2006, as determined pursuant to FAS 123(R). See footnote 9 to our financial statements included in our Form 10-K for the fiscal year ended December 31, 2007 for the assumptions we made to determine the FAS 123(R) values. The amount for each director in the column entitled “Option Awards” is negative due to the decrease in our stock price in 2007, other than for Messrs. Robinson and Rose who have not been granted any SARs. Because these awards are payable in cash, our compensation expense for financial accounting purposes with respect to these awards fluctuates directly with increases and decreases in our stock price. Although we are required under the SEC’s proxy disclosure rules to include amounts in this column for 2007, the 1999 Directors’ Stock Appreciation Rights Plan terminated in 2005, and we did not grant any SARs to the directors in 2007.

The aggregate number of outstanding SARs each director held as of December 31, 2007 were as follows: Mr. Bachmann (3,555), Mr. Boren (3,555), Mr. Brennan (7,110), Mr. Codina (7,110), Mr. Graves (7,110), Mrs. Korologos (7,110), Mr. Miles (4,740), Mr. Purcell (5,925), Mr. Robinson (0), Dr. Rodin (7,110), Mr. Rose (0) and Mr. Staubach (3,555).

(5)	Since Messrs. Boren, Codina and Graves and Mrs. Korologos were each elected prior to May 15, 1996, each is entitled to receive $20,000 per year from the date of retirement until the later of their death or the death of their spouse. In March 2008, Mr. Graves retired from the Board of Directors and he will receive the annual $20,000 retirement benefit commencing in July 2008, paid on a pro rata basis for 2008. Mr. Brennan retired from the Board of Directors in 2007 and began to receive the annual $20,000 retirement benefit in July of that year, paid on a pro rata basis for 2007. Mr. Brennan died in December 2007, and pursuant to the terms of the pension plan, the annual benefit will continue until the death of his spouse. Since 1996, we have not accrued any additional benefits. There is no amount reflected in the column in respect of these future benefits. The present value of each of the director’s accrued retirement benefits decreased from December 31, 2006 to December 31, 2007 because the discount rate used to calculate such present values increased to 6.5%. This change is consistent with a similar change in calculating our liability in respect of retirement benefits for financial purposes as described in footnote 10 to our Form 10-K for the fiscal year ended December 31, 2007.

(6)	This amount represents interest earned in 2007 on Dr. Rodin’s deferred retainers and fees that is considered “above market” according to the SEC’s proxy disclosure rules. See “Retainers/Fees” on page 48 of this Proxy Statement for more details regarding retainers and fees and the deferral agreements.

(7)	Amounts shown include: (a) the estimated aggregate incremental cost to us of the complimentary air transportation on American Airlines and American Eagle Airlines that we provided to the directors and their respective family members in 2007; and (b) the dollar value of insurance premiums we paid in 2007 for a $50,000 life insurance policy for the benefit of each director, even though the estimated aggregate incremental cost to us of providing these perquisites was less than $10,000 for each director and thus no such disclosure is required for 2007. The amounts also include tax reimbursements that we paid to our directors in 2007 for the complimentary air transportation we provided in 2007. We paid the following tax reimbursements in 2007: Mr. Bachmann ($46,962), Mr. Boren ($9,345), Mr. Brennan ($1,195), Mr. Codina ($8,067), Mr. Graves ($52,138), Mrs. Korologos ($19,075), Mr. Miles ($9,102), Mr. Purcell ($16,707), Mr. Robinson ($18,020), Dr. Rodin ($38,104), Mr. Rose ($50,742) and Mr. Staubach ($32,132).

SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of March 24, 2008, our record date, the number and percentage of shares of our common stock beneficially owned by: (a) each of our directors; (b) each of our named executive officers; and (c) all of our directors and executive officers as a group.

The percentage of beneficial ownership is based on 249,440,697 shares of common stock outstanding on March 24, 2008. The number and percentage of shares of common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. To our knowledge, and except as set forth in the footnotes to this table, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name and none of the individuals below has pledged any shares of our common stock. The address for each individual listed below is c/o P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616.

	AMR Corporation
	Common Stock[1,2]	Percent of Class
Name	(#)	(%)

Gerard J. Arpey	911,320	*

John W. Bachmann	1,500	*

David L. Boren	400	*

Armando M. Codina	1,000	*

Earl G. Graves	1,600	*

Rajat K. Gupta	0	*

Alberto Ibargüen	1,500	*

Ann M. Korologos	7,800	*

Michael A. Miles	15,000	*

Philip J. Purcell	10,000	*

Ray M. Robinson	1,000	*

Judith Rodin	0	*

Matthew K. Rose	1,000	*

Roger T. Staubach	5,000	*

Thomas W. Horton	135,364	*

Daniel P. Garton	648,004	*

Robert W. Reding	279,649	*

Gary F. Kennedy	203,728	*

Directors and executive officers as a group	2,223,865	*

*	Less than 1%.

(1)	This column includes the following shares of common stock that may be acquired pursuant to stock options/SSARs and performance shares (under the 2005/2007 Performance Share Plan) that are or will become exercisable or vest within 60 days of March 24, 2008: 911,320 shares for Mr. Arpey; 648,004 shares for Mr. Garton; 135,364 shares for Mr. Horton; 203,653 shares for Mr. Kennedy; and 211,290 shares for Mr. Reding.

(2)	See “2007 Outstanding Equity Awards At Fiscal Year-End Table” beginning on page 35 of this Proxy Statement for further outstanding equity awards for our named executive officers that are not and will not become exercisable within 60 days of March 24, 2008.

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS

The following table presents information known to us about the beneficial ownership of our common stock as of March 24, 2008, our record date, by all persons and entities that we believe beneficially own more than 5% of our outstanding common stock. The information below is based on reports filed with the SEC by such entities, except that the percentage is based upon calculations made in reliance upon the number of shares of common stock reported to be beneficially owned by such entity in such report. The percentage of beneficial ownership is based on 249,440,697 shares of our common stock outstanding on March 24, 2008.

	Amount and Nature
	of Beneficial
	Ownership	Percent of Class
Name and Address of Beneficial Owner	(#)	(%)

FMR LLC	33,021,511[1]	13.2
82 Devonshire Street Boston, Massachusetts 02109

PRIMECAP Management Company	28,249,110[2]	11.3
225 South Lake Avenue #400 Pasadena, California 91101

Jeffrey L. Gendell	24,263,060[3]	9.7
Tontine Management, L.L.C. Tontine Overseas Associates, L.L.C. Tontine Partners, L.P. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830

Vanguard Chester Funds – Vanguard Primecap Fund	15,199,100[4]	6.1
100 Vanguard Blvd. Malvern, Pennsylvania 19355

Hall Phoenix/Inwood, Ltd	12,400,000[5]	5.0
6801 Gaylord Parkway, Suite 100 Frisco, Texas 75034

(1)	Based on Amendment No. 1 to Schedule 13G filed February 14, 2008, FMR LLC, a parent holding company (“FMR”), Edward C. Johnson 3d, Chairman of FMR, and FMR’s direct and indirect subsidiaries report beneficially owning 33,021,511 shares of our common stock and report having sole voting power over 1,099,311 of such shares, sole dispositive power over 33,021,511 shares, and shared voting and shared dispositive power over none of such shares.

(2)	Based on Amendment No. 18 to Schedule 13G filed February 14, 2008, PRIMECAP Management Company reported that it beneficially owned and had sole dispositive power over 28,249,110 shares of our common stock, sole voting power over 4,374,380 of such shares, and shared voting and shared dispositive power over none of such shares.

(3)	Based on Amendment No. 3 to Schedule 13G filed jointly on January 18, 2008, by Jeffrey L. Gendell, as managing member of Tontine Management, L.L.C., general partner of Tontine Partners, L.P., and as managing member of Tontine Overseas Associates, L.L.C., the filing group reported that (a) Mr. Gendell has shared voting power and shared dispositive power as to 24,263,060 shares of our common stock, and sole voting and sole dispositive power over none of such shares; (b) Tontine Partners, L.P. and Tontine Management, L.L.C. each have shared voting power and shared dispositive power as to 14,941,806 shares of our common stock, and sole voting and sole dispositive power over none of such shares; and (c) Tontine Overseas Associates, L.L.C. reports having shared voting power and shared dispositive power as to 9,321,254 shares of our common stock, and sole voting and sole dispositive power over none of such shares.

(4)	Based on Amendment No. 2 to Schedule 13G filed on February 27, 2008, Vanguard Chester Funds – Vanguard Primecap Fund reported that it beneficially owns and has sole voting power over 15,199,100 shares of our common stock. It did not report beneficial ownership information regarding shared voting power or sole or shared dispositive power over any of such shares.

(5)	Based on Amendment No. 3 to Schedule 13D filed July 7, 2005, Hall Phoenix/Inwood, Ltd., Phoenix/Inwood Corporation, Search Financial Services, LP, Hall Search GP, LLC and Craig Hall jointly reported beneficial ownership of 12,400,000 shares of our common stock. Hall Phoenix/Inwood, Ltd. reports having sole voting power and sole dispositive power over all of such shares and shared voting power and shared dispositive power of none of such shares. Phoenix/Inwood Corporation, Search Financial Services, LP, and Hall Search GP, LLC and Craig Hall each report having shared dispositive power over all of such shares and sole and shared voting power and sole dispositive power over none of such shares.

PROPOSAL 2—RATIFICATION OF AUDITORS

Our Audit Committee has selected Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2008. We request that the stockholders ratify the Audit Committee’s selection. Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement (if they desire), and will be available to answer appropriate questions.

Vote Required for Ratification

A majority of votes cast is necessary to ratify the Audit Committee’s selection of the independent auditors. If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

STOCKHOLDER PROPOSALS

We expect certain of our stockholders to present the following proposals (items 3 through 6 on the proxy card and voting instruction form) at the annual meeting. Some of the proposals contain assertions that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors recommends a vote against each of these proposals for the reasons following each proposal.

PROPOSAL 3—STOCKHOLDER PROPOSAL

Mrs. Evelyn Y. Davis, The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who owns 1,000 shares of our common stock, has given notice that she will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

RESOLVED:  That the stockholders of AMR, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS:  Many states have mandatory cumulative voting, so do National Banks.

In addition, many corporations have adopted cumulative voting.

Last year the owners of 62,203,334 shares, representing approximately 34.5% of shares voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution.

— End of Stockholder Proposal —

— The Board of Directors Position —

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.

The Company, like most large public companies, does not elect directors using cumulative voting. It is the Board of Directors’ opinion that cumulative voting could enable groups of stockholders with less than a majority of the shares to elect directors who would represent special interests rather than the best interests of all stockholders. It is also the Board’s opinion that cumulative voting could give special-interest stockholder groups a voice in director elections disproportionate to their economic investment. The Board believes that no director should represent or favor the interests of any one stockholder or a limited group of stockholders. Rather, every director must represent the stockholders as a whole. The Board of Directors feels strongly that it is the duty of each director to administer our business and affairs for the benefit of all stockholders.

The Board also believes that cumulative voting is not necessary in light of our strong corporate governance practices and philosophy. For example, our Board is predominantly comprised of independent, non-management directors, and the Nominating/Corporate Governance Committee of the Board, which is responsible for identifying and recommending qualified individuals for director positions, consists solely of independent, non-management directors. This ensures that the Board will continue to exercise independent business judgment and remain accountable to all of our stockholders, rather than to a particular special-interest stockholder group.

The Board further notes that our present system of electing directors, where each share of common stock is allowed to have one vote for each Board seat, is crucial to minimize the risks of Board divisiveness, which can impair the ability of the Board to operate effectively. The Board believes that our current method of director election ensures that each director acts in the best interests of all the Company’s stockholders and reduces the risk of divisiveness on the Board.

Mrs. Davis has submitted substantially the same proposal in 1988, 1989, 1990, 2006 and 2007, and the proposal has been rejected by our stockholders each year.

The Board of Directors believes that changing the present method of electing directors would not be in the best interests of all stockholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.

PROPOSAL 4—STOCKHOLDER PROPOSAL

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 100 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

Special Shareholder Meetings

RESOLVED, Shareholders ask our board to amend our bylaws and/or any other appropriate governing documents in order that there is no restriction on the shareholder right to call a special meeting compared to the standard allowed by applicable law on calling a special meeting.

Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

This topic won our 53%-support at our 2007 annual meeting. The Council of Institutional Investors www.cii.org recommends the adoption of shareholder proposals upon receiving their first majority vote. Eighteen (18) proposals on this topic also averaged 56%-support in 2007 – including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services). Honeywell subsequently announced that it would adopt this proposal topic.

The merits of this proposal should also be considered in the context of our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

•	We did not have an Independent Chairman – Independence concern.
•	Plus our Lead Director, Mr. Codina, served on 3 boards rated “D” or lower by The Corporate Library
     http://www.thecorporatelibrary.com, an independent investment research firm.

•	Our directors still had an obsolete pension plan.
•	We had no shareholder right to:
  1) Cumulative voting.
  2) Call a special meeting.
  3) A majority vote standard in electing our directors.

•	Thus future shareholder proposals on the above topics could obtain significant support.
•	Two directors were designated as “Accelerated Vesting” directors by The Corporate Library:
  Ms. Rodin
  Mr. Miles

•	Three directors held zero stock or 400 shares each:
  Mr. Boren, who received our most withheld votes in 2007
  Ms. Rodin
  Mr. Arpey

Additionally:

•	Four directors held 4 or 5 board seats each – Over-extension concern.
  Mr. Codina
  Ms. Korologos
  Mr. Robinson

•	Our directors also served on 12 boards rated “D” or lower by The Corporate Library:

1)	Mr. Codina, our Lead Director no less plus serving on our nomination committee.
Merrill Lynch (MER), which took a $5 billion charge and then its CEO, Mr. O’Neal, departed with $161 million.
Home Depot (HD)
General Motors (GM)

2)	Ms. Korologos
Haman International (HAR)

3)	Mr. Miles
Dell (DELL)
Time Warner (TWX)

4)	Ms. Rodin
Citigroup (C)
Comcast (CMCSA)

5)	Mr. Rose
Centex (CTX)

6)	Mr. Robinson
Aron Rents (RNT)
Acuity Brands (AYI)

7)	Mr. Bachmann
Monsanto (CTX)

The above concerns shows there is need for improvement and reinforces the reason to encourage our board to respond positively to this proposal:

Special Shareholder Meetings
Yes on 4

— End of Stockholder Proposal —

— The Board of Directors Position —

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

The Board of Directors believes that this particular proposal has been substantially implemented. As described in “Stockholder Right to Call a Special Meeting,” on page 8 of this Proxy Statement, the Board has determined to amend the Company’s bylaws to provide that stockholders representing 25% of the Company’s outstanding common stock may call a special stockholders meeting. Our bylaws currently provide that a special stockholders meeting may be called by the Board of Directors, the Chairman of the Board or the President. The Board notes that this proposal does not address the threshold of stockholder support that should be required for stockholders to call a special meeting. To the extent the proponent seeks removal of all restrictions on stockholders’ ability to call special meetings, we believe that the proposal is either unduly broad, or it is vague, indefinite and inherently misleading. Accordingly, the Board recommends that stockholders vote against this proposal.

Read literally, the proposal appears to call for the bylaws to be amended so that a stockholder owning a single share of stock could call a special meeting whenever “they think a matter is sufficiently important to merit expeditious consideration.” The Board believes that the potential for disruption to the Company’s business from allowing a stockholder with a very small amount of stock to call a special meeting at any time is so great that it defies logic to interpret this proposal to call for such an extreme outcome. Therefore, this proposal either calls for the Board to exercise its business judgment in establishing an appropriate threshold for the calling of a special meeting by stockholders, or the proposal is too vague to be implemented.

The Board does not believe that it is in the best interests of the stockholders to allow a very small number of stockholders (or even a single stockholder owing only one share of stock) to distract the Board and management to address matters that do not interest a significant number of other stockholders.

We note that the proposal calls for “no restriction” on the “right” of stockholders to call special meetings “compared to the standard allowed by applicable law on calling a special meeting.” Delaware law specifically grants the board of directors the power to call special meetings; the law does not grant stockholders such power (see Section 211(d) of the Delaware General Corporation Law). Thus, the reference by the proponent to an absence of restriction on stockholders’ rights in comparison to “the standard allowed by applicable law” (i.e., Delaware law), is vague and misleading. Delaware law does not give stockholders the right to call special meetings, but allows boards to adopt a wide variety of bylaw or charter provisions to enable certain persons other than directors to call special meetings.

The Board believes further that an unlimited number of special meetings of stockholders would be of little or no benefit to the majority of our stockholders and would be extremely costly and disruptive to the daily operation of our business. The preparation for a special meeting would place significant financial and administrative burdens on our Company by diverting our corporate officers and employees from their duties in order to prepare for such a meeting. Furthermore, actual expenditures (legal, printing and postage) would have to be incurred as each stockholder would be entitled to receive notice of, and proxy materials relating to, any special meeting.

The Board is committed to good corporate governance, as evidenced by its responsiveness to stockholder proposals (see our website www.aa.com/investorrelations), and the inclusion of significant stockholder accountability mechanisms in our corporate governance system. In this regard, we note that our bylaws already provide for stockholder action by written consent. Moreover, our Board is not classified, and each director is elected annually. The Board has provided a mechanism for stockholders to recommend director nominees to the Nominating/Corporate

Governance Committee (see “Stockholder Nominees” on page 13 of this Proxy Statement and “Director Nominating Policies” available at www.aa.com/investorrelations), and to communicate concerns to the Board outside of the framework of the Annual Meeting (see “Contacting the Board of Directors” on page 10 of this Proxy Statement and “Procedures to Facilitate Communications between the Directors and Employees, Shareholders and Other Interested Third Parties” available at www.aa.com/investorrelations).

The Board believes that it has substantially implemented the meaningful components of this proposal. To the extent that the proposal calls for the granting of rights that are not reflected in the bylaw amendment referenced above, the Board believes that the proposal on its face is fundamentally flawed, and if implemented would prove onerous, expensive, cumbersome, and time-consuming for management as well as members of the Board and our stockholders, without providing any significant additional benefit.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

PROPOSAL 5—STOCKHOLDER PROPOSAL

Ms. Patricia Kennedy, 487 S. Bayview Avenue, Freeport, New York 11520, the beneficial owner of 90 shares of stock, with Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, acting as her proxy, has given notice that she will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

Separate the Roles of CEO and Chairman

RESOLVED:  Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Board Chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our Chief Executive Officer. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

It is the role of our CEO and management to run the business of our company. Meanwhile it is the role of the Board of Directors to provide independent oversight of our CEO and management. Our CEO should not be his own boss while managing our company’s business. Under the leadership of the Chairman, our board should give strategic direction and guidance and represent the best interests of shareholders in maximizing value.

More companies are recognizing the separation of Chairman and CEO to be a sound corporate governance practice. Also several respected institutions recommend separation. The Council of Institutional Investors adopted a Corporate Governance Policy which recommends, “The board should be chaired by an independent director.”

This topic is particularly important at AMR because our Lead Director, Mr. Codina also served on 3 boards rated “D” by The Corporate Library:
Merrill Lynch (MER)
Home Depot (HD)
General Motors (GM)
Plus Mr. Codina’s Merrill Lynch (MER) took a $5 billon charge and then its CEO, Mr. O’Neal, departed with $161 million. And Mr. Codina served on the executive pay committee at Merrill Lynch which had oversight of the $161 million for Mr. O’Neal.

Under these circumstances please encourage our board to respond positively to this proposal.

Separate the Roles of CEO and Chairman
Yes on 5

— End of Stockholder Proposal —

— The Board of Directors Position —

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

The Board is committed to promoting effective, independent governance of the Company and strongly believes that it is in the best interests of the stockholders and the Company for the Board to have the flexibility to determine the best director to serve as Chairman of the Board, whether such director is an independent director, an employee or the Chief Executive Officer. Consequently, the Board of Directors Governance Policies provide the Board with the flexibility to determine whether it is in the best interests of the stockholders and the Company to separate or combine the roles of the Chairman and Chief Executive Officer at any point in time. This proposal would remove this flexibility and narrow the governance arrangements that the board may consider, which could be contrary to the best interests of the stockholders.

The Board believes that it is unwise and detrimental to the stockholder interests to have an absolute requirement to separate the Chairman and Chief Executive Officer positions. Rather, the Board believes that it should be permitted to use its business judgment to decide who is the best person to serve as Chairman under the particular circumstances that exist from time to time. In April 2003, the Board took advantage of its flexibility and separated the roles of the Chairman and Chief Executive Officer upon the departure of Donald J. Carty, the then Chairman and Chief Executive Officer of the Company. At that time, Mr. Arpey became the Chief Executive Officer and President, and Edward A. Brennan (an independent director) became the Chairman. Thereafter, in May 2004, the Board asked Mr. Arpey to serve both as Chairman and Chief Executive Officer, and Mr. Brennan became the Lead Director. In each instance, the Board determined the appropriate structure for the Company based upon the facts and circumstances then present. Adopting this proposal would deprive the Board of its ability to select the person it believes in its business judgment is best suited to serve as Chairman of the Board, and whose service as Chairman will best serve the interests of the stockholders and the Company. The Board believes that Gerard J. Arpey is best suited to serve as both Chairman and Chief Executive Officer of the Company at this time.

In addition, there is no consensus or clear evidence in the U.S. that separation of roles of the Chairman of the Board and Chief Executive Officer results in better governance or enhanced company performance. The 2004 National Association of Corporate Directors (NACD) Blue Ribbon Commission on Board Leadership determined that the separation of the roles of the Chairman and Chief Executive Officer is not a requirement for effective independent Board leadership, and it is more important that an independent director serve as a focal point for the work of the independent directors, as our Lead Director does.

Furthermore, the Company has adopted strong and effective corporate governance policies and procedures to promote the effective and independent governance of the Company. In accordance with these policies and procedures:

(1) All directors, except Gerard J. Arpey, the Chairman and Chief Executive Officer, are independent within the meaning of both the NYSE’s and the Company’s director independence standards. Independent directors thus compose over 90% of the Board, well above the majority standard mandated by the NYSE.

(2) All Board Committees, including the Audit Committee, Compensation Committee, Diversity Committee and the Nominating/Corporate Governance Committee, are composed solely of independent directors who meet both the NYSE’s and the Company’s director independence standards.

(3) The non-employee (independent) directors of the Company meet in executive sessions frequently throughout the year. The Board has appointed a Lead Director from among the independent directors to chair these executive sessions. The Board believes that the independent Lead Director serves as a focal point of the work of the independent directors.

(4) Each year, the Lead Director leads the independent directors in an executive session to assess the Chief Executive Officer’s performance. The results of this review are discussed with the Chief Executive Officer (see page 10 of this Proxy Statement for a description of the evaluation process of the Chief Executive Officer).

These governance policies and procedures demonstrate the dedication and the commitment of the Board to provide effective and independent oversight of corporate management. The Board reexamines these guidelines on an ongoing basis. In addition, to promote effective communication with stockholders and thereby enhance accountability, the Board has adopted “Procedures to Facilitate Communications between the Directors and Employees, Shareholders and Other Interested Third Parties,” available at www.aa.com/investorrelations.

Thus, the Board believes that, in view of the Company’s highly independent Board, its strong corporate governance practices, and the focal role of its independent Lead Director, the proposal to separate the role of the Chief Executive Officer and the Chairman is unnecessary. A substantially similar proposal calling for the separation of the role of the Chairman and the Chief Executive Officer was rejected by the Company’s stockholders in 2006.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

PROPOSAL 6—STOCKHOLDER PROPOSAL

The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 12th Floor, City Hall, 414 E. 12th Street, Kansas City, Missouri 64106, the beneficial owner of 100 shares of stock, has given notice that it will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

RESOLVED, that shareholders of AMR Corporation request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 “say on pay” resolutions with companies, averaging a 42% vote where voted upon. In fact, seven resolutions received majority votes.

In addition, the advisory vote was endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. A bill to provide for annual advisory votes on compensation passed in the House of Representatives by a 2-to-1 margin.

Aflac decided to present such a resolution to investors in 2009 and TIAA-CREF, the largest pension fund in the world, held its first Advisory Vote in 2007. As a result of discussions between investors and companies, a Working Group on the Advisory Vote was established to further study how such a practice would be implemented in the U.S. markets to provide advice to investors and companies alike.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. In our opinion, shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide our board with useful information about shareholder views on the company’s senior executive compensation, as reported each year.

— End of Stockholder Proposal —

— The Board of Directors Position —

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

The Board of Directors believes that our Company’s process for determining executive compensation is a thoughtful, performance-based, objective and transparent process. It is the responsibility of the Compensation Committee, which is composed entirely of independent directors and which has no direct interest in the compensation it awards, to establish and maintain a fair, equitable and competitive compensation structure to serve the purpose of attracting, motivating and retaining the best executives available to implement our Company’s strategies, achieve its goals and benefit its stockholders. When setting compensation levels, the Compensation Committee makes many complicated decisions that require judgment and careful balancing among a number of competing interests.

This proxy statement provides detailed information regarding the compensation paid to the named executive officers. The Company’s executive compensation principal objectives, which are reflected in the “Compensation Discussion and Analysis” of this proxy statement, are designed to:

•	create stockholder value by linking our executives’ compensation programs with the interests of our stockholders through stock-based compensation;

•	provide compensation that enables us to attract, motivate, reward and retain talented executives;

•	reward achievement of the strategic goals set forth in our Turnaround Plan; and

•	adopt a pay for performance approach in which variable or “at risk” compensation comprises a substantial portion of each executive’s compensation.

This proposal recommends that stockholders be provided the opportunity to ratify compensation paid to our Company’s named executive officers. Adoption of the proposed advisory vote could put the Company at a competitive disadvantage and negatively impact stockholder value by impeding our ability to recruit and retain critical personnel. The Company operates in an intensely competitive environment and its success is closely correlated with the recruitment and retention of highly talented employees and a strong management team. A competitive compensation program is therefore essential to the Company’s performance and long-term stockholder value creation. Adoption of an advisory vote could lead to a perception among our talent – and the talent for which we compete – that compensation opportunities at the Company may be limited compared with those at companies that have not adopted this practice. This would impede our ability to recruit and retain critical personnel. We currently are not aware of any competitor of ours that has adopted this practice. In the U.K., where the advisory vote process is mandated by law, it applies to all public companies, eliminating the risk of companies being placed at a competitive disadvantage.

The proposal suggests that companies in the U.K. have been successful in implementing an advisory vote and, therefore, companies in the U.S. should implement this approach. However, given the vast differences between the U.K. and the U.S. in corporate governance policies, the U.K.’s success and experience with such stockholder advisory votes offer little or no guidance as to the effect that it may have on our Company. Thus, a comparison with such similar advisory voting practices in the U.K. is uninformative and potentially misleading in the context of U.S. companies. We believe that any change requiring stockholders to vote in an advisory capacity on executive compensation should be done within a legal and regulatory framework that is developed after a full analysis of the public policy and economic issues involved, and on a uniform basis for all public companies, as in the U.K. In the U.S., the issue of a stockholder vote on executive compensation decisions is currently the subject of proposed legislation in Congress. Passage of this stockholder proposal prior to the resolution of any such proposed legislation may inappropriately subject the Company to standards that differ from the standards that may apply to our peers.

An advisory vote is also not an effective mechanism for conveying stockholder opinions regarding executive compensation. The proposed advisory vote would not provide the Compensation Committee with any clear indication of the reasoning behind the vote, such as stockholder views of the merits, limitations or preferred enhancements of executive compensation. Instead, an advisory vote would require the Compensation Committee to speculate about the meaning of the stockholder vote. For example, a negative vote could signify that stockholders do not approve of the amount or type of compensation awarded or, alternatively, that stockholders do not approve of the format or level of disclosure in the Summary Compensation Table and accompanying narrative disclosure. Any conclusions that the Compensation Committee might reach would be purely speculative due to the lack of information conveyed through the vote and could even be counter productive as to the desired effect of such vote.

The Board of Directors is already accountable to stockholders with regard to our Company’s executive compensation policies, and it exercises great care and discipline in determining and disclosing executive compensation. In compliance with the new SEC rules, the “Compensation Discussion and Analysis” section of this Proxy Statement discloses the approach, objectives and relevant details of our Company’s executive compensation so that stockholders can evaluate our Company’s approach to rewarding its executives.

The Board of Directors appreciates stockholders’ interests in executive compensation and understands that we must hear and value stockholders’ views. Our Company’s governance policies are intended to ensure that the Board of Directors responds to stockholder concerns regarding our Company’s executive compensation strategy or any other matter of interest. Furthermore, stockholders already have an effective mechanism to communicate with our directors (see “Contacting the Board of Directors” on page 10 of this Proxy Statement and “Procedures to Facilitate Communications between the Directors and Employees, Shareholders and Other Interested Third Parties” posted on our corporate website at www.aa.com/investorrelations.com). Stockholders may contact the Lead Director, a standing committee of the Board, the Board of Directors as a whole or any individual director in writing at the address on page 10 of this Proxy Statement. The Board of Directors believes that these procedures allow stockholders to voice specific observations or concerns and to communicate clearly and effectively with the Board of Directors in a more effective manner, rendering an advisory vote unnecessary.

The Board believes that at this time adopting the proposal is unlikely to provide meaningful information about stockholder viewpoints on compensation matters and will not be in the best interests of our Company or its stockholders.

A substantially similar proposal calling for an advisory vote to ratify the executive compensation of the named executive officers was rejected by the Company’s stockholders in 2007.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

OTHER MATTERS

If any other matters properly come before the annual meeting, we intend for the proxies identified on page 4 of this Proxy Statement to vote in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file statements of beneficial ownership and changes in beneficial ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of such statements. Based solely on a review of the copies of such statements furnished to us and written representations that no other such statements were required, we believe that our directors and executive officers complied with all such requirements during fiscal year 2007, except for one Form 4 we filed on behalf of Mr. Miles on May 2, 2007 for one transaction, which was not accepted by the SEC’s EDGAR filing system because his EDGAR filing code (which is maintained by another company) was changed without our knowledge. We were unaware of the rejection of his Form 4 until the following morning (May 3, 2007), and we promptly filed the Form 4 with the correct code that morning. Based upon our review of their filings on Schedule 13G, we believe that the beneficial owners of more than 10 percent of our common stock are not required to file reports pursuant to Section 16(a) of the Exchange Act.

OTHER INFORMATION

From time to time stockholders submit proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. We must receive proposals for inclusion in the 2009 proxy statement no later than December 19, 2008. All stockholders submitting proposals must meet the stockholder eligibility requirements of Rule 14a-8 of Regulation 14A of the Exchange Act (available on the SEC website). Please direct any such proposal, as well as any related questions, to our Corporate Secretary at the address below.

Our bylaws provide that any stockholder wishing to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials and nominations for directors, must notify the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the annual meeting. For our 2009 annual meeting, assuming such meeting were held on the same date as the 2008 meeting, we would have to receive such notice between February 20, 2009 and March 22, 2009. The stockholder must provide the notice in writing setting forth the item proposed to be brought before the annual meeting. The notice must also identify the stockholder and disclose the stockholder’s interest in the proposed item.

Under our bylaws, nominations for director, other than those made by or at the direction of the Board of Directors, must be made by timely written notice to our Corporate Secretary, setting forth as to each nominee the information required to be included in a proxy statement under the proxy rules of the SEC and including evidence of such nominee’s consent to serve. We must receive such notice not less than 120 calendar days before the first anniversary of the date we released our proxy statement to stockholders in connection with the previous year’s annual meeting. For our 2009 annual meeting, we must receive such notice on or prior to December 19, 2008.

The Nominating/Corporate Governance Committee has adopted a policy whereby it will consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to:

AMR Corporation
Corporate Secretary
P.O. Box 619616, MD 5675
Dallas/Fort Worth International Airport, Texas 75261-9616

We will forward submissions of candidates that meet the criteria for director nominees approved by the Board of Directors that we receive pursuant to this process to the Chairman of the Nominating/Corporate Governance Committee for further review and consideration. The criteria for director nominees are described in Director Nominees on page 12 of this Proxy Statement and are also available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the “Corporate Governance” link.

In certain sections of this Proxy Statement, references are made to documents that may be found at our website www.aa.com/investorrelations by clicking on the “Corporate Governance” link. All summaries of documents in this Proxy Statement are qualified in their entirety by reference to the text of the document on our website.

AMR CORPORATION

April 18, 2008

AMR CORPORATION
2008 ANNUAL MEETING OF STOCKHOLDERS
American Airlines Training & Conference Center
Flagship Auditorium
4501 Highway 360 South, Fort Worth, Texas 76155

Wednesday, May 21, 2008

Registration Begins:	7:15 a.m. (Central Daylight Saving Time)
Meeting Begins:	8:00 a.m. (Central Daylight Saving Time)

•	AMR Corporation stockholders as of the close of business on March 24, 2008 are entitled to attend the annual meeting on May 21, 2008.

•	To attend the annual meeting, you must have an admission ticket (printed on, or included with, the proxy card or voting instruction form) or other proof of beneficial ownership of AMR Corporation shares as of March 24, 2008 that is acceptable to us (such as a statement from your broker reflecting your stock ownership as of March 24, 2008). We may ask each stockholder to present valid governmentally-issued picture identification, such as a driver’s license or passport. For security reasons, all bags are subject to search, and all persons who attend the annual meeting may be subject to a metal detector and/or a hand wand search. The use of cameras or other recording devices at the annual meeting is prohibited. If you do not have valid picture identification and either an admission ticket or appropriate documentation verifying that you owned AMR Corporation stock on March 24, 2008, or you do not comply with our security measures, you will not be admitted to the annual meeting. All stockholders will be required to check-in at the registration desk.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 24, 2008.

•	Please allow ample time for check-in.

•	Thank you for your interest and support – your vote is important!

[Form of Proxy Card]

ADMISSION TICKET
AMR CORPORATION
The 2008 Annual Meeting of Stockholders will be held at 8:00 a.m., Central Daylight Saving Time, on
Wednesday, May 21, 2008, at the American Airlines Training & Conference Center, Flagship Auditorium
4501 Highway 360 South, Fort Worth, Texas 76155

TO ATTEND THIS MEETING YOU MUST PRESENT THIS ADMISSION TICKET OR OTHER PROOF OF SHARE OWNERSHIP.
Stockholders may be asked for a valid picture identification. For security reasons, all bags are subject to search, and all persons who attend the meeting may be subject to a metal detector and/or hand wand search.
Registration begins at 7:15 a.m.
NOTE: Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.

PROXY/VOTING INSTRUCTION CARD
AMR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF AMR CORPORATION
The undersigned hereby appoints Gerard J. Arpey, David L. Boren and Ann M. Korologos, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of AMR Corporation on May 21, 2008, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.
Employees/Participants Holding Shares of AMR Corporation’s Stock as an Investment Option Under the $uper $aver 401(k) Plan (the “Option”): This card also constitutes your voting instructions to the appointed investment manager for those shares held in the Option. Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, Bank of America, National Association (“BANA”) as successor to United States Trust Company, National Association, as investment manager of the Option, will vote the shares held in the Option for which timely voting instructions are received as instructed by you. Your voting instructions to BANA are confidential. In order for your vote to be counted, BANA must receive your voting instructions by 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2008. Any shares for which timely instructions are not received by BANA will be voted in the same manner and proportion as those shares for which timely instructions are received. The number of shares you are eligible to vote is based on your unit balance in the Option on March 24, 2008, the record date for the determination of stockholders eligible to vote. If you have any questions regarding your voting rights under the Option, this voting instruction card or the confidentiality of your vote, please contact BANA between the hours of 9:00 a.m. and 4:00 p.m., Pacific Daylight Saving Time, at 1-800-535-3093.
You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you vote your shares using the Internet, vote by telephone or sign and return this card.
(Continued and to be signed on the reverse side)

[Form of Proxy Card]
ANNUAL MEETING OF STOCKHOLDERS OF AMR CORPORATION May 21, 2008 PROXY VOTING INSTRUCTIONS THREE WAYS TO VOTE: As a stockholder, you can help AMR Corporation save both time and expense by voting this proxy over the Internet or by touch-tone telephone. INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have this proxy card available when COMPANY NUMBER you access the web page. — OR — TELEPHONE — Call toll-free 1-800-PROXIES ACCOUNT NUMBER (1-800-776-9437) in the United States or Canada or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. — OR — MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. THANK YOU FOR VOTING! Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 21333333000000001000 8 052108 The Board of Directors recommends a vote FOR proposals 1 and 2; and AGAINST proposals 3, 4, 5 and 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the selection by the Audit Committee of Ernst & Young LLP as independent auditors for the year 2008 NOMINEES: 3. Stockholder Proposal Relating to Cumulative Voting for the FOR ALL NOMINEES O Gerard J. Arpey Election of Directors O John W. Bachmann O David L. Boren 4. Stockholder Proposal Relating to Special Shareholder Meetings WITHHOLD AUTHORITY FOR ALL NOMINEES O Armando M. Codina O Rajat K. Gupta 5. Stockholder Proposal Relating to an Independent Board FOR ALL NOMINEES Chairman EXCEPT O Alberto Ibargüen (See instructions below) O Ann M. Korologos 6. Stockholder Proposal Relating to Advisory Resolution to Ratify O Michael A. Miles Executive Compensation O Philip J. Purcell This proxy, when properly signed, will be voted in the manner directed herein. O Ray M. Robinson If no direction is made, this proxy will be voted FOR all of the Board of O Judith Rodin Directors’ nominees; FOR proposal 2 and AGAINST proposals 3, 4, 5 and 6. O Matthew K. Rose O Roger T. Staubach INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee you wish to WITHHOLD, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 If you plan to attend the Annual Meeting, please mark this box: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.